EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

In re:	Chapter 11

CAPITOL BANCORP LTD., et. al.,[1]	Case No. 12-58409 (Jointly Administered)

Debtor.	Hon. Marci B. McIvor

 ___________________________________________/

AMENDED DISCLOSURE STATEMENT FOR THE JOINT LIQUIDATING PLAN OF
CAPITOL BANCORP LTD. AND FINANCIAL COMMERCE CORPORATION

Prepared by:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Joseph R. Sgroi (P68666)
Lawrence A. Lichtman (P35403)
660 Woodward Avenue
 2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Counsel for CAPITOL BANCORP LTD.
and FINANCIAL COMMERCE CORPORATION

1 The Debtors in these jointly administered cases are Capitol Bancorp Ltd. (Case No. 12-58409) and Financial Commerce Corporation (Case No. 12-58406).

i

ARTICLE 1.
DEFINITIONS, RULES OF INTERPRETATIONAND COMPUTATION OF TIME
1.1	Scope of Definitions; Rules of Construction.
Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Disclosure Statement shall have the meanings ascribed to them in this Article I.  Any term used in the Disclosure Statement that is not defined herein, but is defined in the Plan, the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein.  Where the context requires, any definition applies to the plural as well as the singular number.
1.2	Definitions.
"Accrued Professional Compensation" means, at any given moment, all accrued fees and expenses for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to an Interim Compensation Order or other order of the Court and regardless of whether a fee application has been filed for such fees and expenses.  To the extent the Court or any higher court denies or reduces by a Final Order any amount of a Professional's fees or expenses, then the amount by which such fees or expenses are reduced or denied shall no longer constitute Accrued Professional Compensation.
"Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered, (b) all compensation and reimbursement of expenses to the extent Allowed by the Court under sections 330, 331 or 503 of the Bankruptcy Code, and (c) fees or charges assessed against the Debtors' Estates under chapter 123 of Title 28, United States Code.
"Administrative Creditor" means any Holder of an Allowed Administrative Claim.
"Allowed" means, with respect to a Claim or an Equity Security Interest, (a) any Claim against or Equity Security Interest in the Debtors, proof of which is timely filed, or by order of the Court is not or will not be required to be filed, (b) any Claim or Equity Security Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed, or (c) any Claim or Equity Security Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Security Interest described in clauses (a) or (b) above, such Claim or Equity Security Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court or (ii) such an objection is so interposed and such Claim or Equity Security Interest shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan).  Unless otherwise specified in the Plan or in a Final Order of the Court allowing such claim, "Allowed" in reference to a

Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.
"Amended and Restated Bylaws" means, with respect to Capitol, the Amended and Restated Bylaws attached as Annex E to the Debtors' Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to a Prepackaged Joint Plan of Reorganization filed with the SEC on June 22, 2012 (the "Offering Memorandum") and with respect to FCC, the Amended and Restated Bylaws attached as Annex G to the Offering Memorandum, unless the transaction triggering the Toggle Option requires either Capitol or FCC to revise the terms of such Amended and Restated Bylaws, in which case the modified Amended and Restated Bylaws shall be filed by the Debtors with the Court as a supplement to this Disclosure Statement.
"Applicable Banking Laws" means any and all laws of the United States and of any state applicable to the Debtors and their subsidiaries governing the organization, operation, business, insurance of deposits, merger, acquisition, control, reorganization, dissolution or liquidation of commercial banks, including without limitation, the FDIA, the BHCA, and in each case includes all regulations thereunder and any laws or regulations successor thereto.
"Ballot" means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims and Equity Security Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.
"Bank Regulators" means any federal or state agency, department, board or office having supervisory authority over any aspect of the business of banking or the enforcement of the Applicable Banking Laws, including, without limitation, the FDIC, the Reserve Board, the OCC, and the applicable state banking authorities.
"Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code (11 U.S.C. §§101, et seq.), as in effect as of the Petition Date or thereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.
"Bankruptcy Petition" means the petitions for relief filed on August 9, 2012 by Capitol and FCC under chapter 11 of Title 11 of the United States Code.
"Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as promulgated by the Supreme Court of the United States that became effective on August 1, 1991, and any amendments thereto, and the Federal Rules of Civil Procedure, as amended, and as made applicable to the Chapter 11 Cases or proceedings therein.  To the extent applicable, Bankruptcy Rules also refers to the Local Rules of the U.S. District Court for the Eastern District of Michigan, as amended and as applicable to the Chapter 11 Cases, and the Local Bankruptcy Rules for the Eastern District of Michigan, as amended.
"Bar Date" means, (i) for all Claims, including Claims of Equity Security Interests, but excluding Claims of Governmental Units, October 15, 2012, at 5:00 p.m. EST, and (ii) for all Claims of Governmental Units, November 14, 2012, at 5:00 p.m. EST.

"BHCA" means the Bank Holding Company Act of 1956, as amended.
"Bid Deadline" means 45 days, or such lesser period as the Debtors may require, but not less than 30 days, from written notice by Debtors of a stalking horse agreement.
"Blue Sky Law" means the applicable securities laws of any state and regulations thereunder.
"Business Day" means any day, other than a Saturday, Sunday or "Legal Holiday," as that term is defined in Bankruptcy Rule 9006(a).
"Capitol" or "Capitol Bancorp" means Debtor Capitol Bancorp Ltd.
"Capitol Trusts" means Capitol Trust I through XII.
"Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.
"Causes of Action" means, without limitation, any and all claims, actions, adversary proceedings, causes of action (including those arising under state law and those arising under Chapter 5 of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether pending or not pending, known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.
"Chapter 11 Cases" means the chapter 11 cases of the Debtors.
"Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against either of the Debtors.
"Class" means a category of Holders of Claims or Equity Security Interests as described in Article III of this Plan, which are substantially similar in accordance with section 1122 of the Bankruptcy Code.
"Committee" means the Official Committee of Unsecured Creditors (and any and all subcommittees thereof) appointed in the Chapter 11 Cases, on August 29, 2012, pursuant to section 1102 of the Bankruptcy Code.
"Company" means Capitol and FCC.
"Company's Common Stock" means the shares of common stock issued by Capitol Bancorp, par value $0.01 per share, and any warrants, options or other rights to purchase, acquire or receive any Company's Common Stock.
"Company's Series A Preferred Stock" means Capitol Bancorp's Series A Noncumulative Perpetual Preferred Stock.
"Confirmation" means the entry by the Court of the Confirmation Order.

"Confirmation Date" means the date upon which the clerk of the Court shall enter the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021, and the Confirmation Order becomes a Final Order in accordance with the provisions of chapter 11 of the Bankruptcy Code.
"Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
"Confirmation Order" means the order of the Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.
"Court" means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, and any other court with jurisdiction over the Chapter 11 Cases.
"Creditor" has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.
"Cure" means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Court may order), as necessary to cure defaults under an Executory Contract or Unexpired Lease of either of the Debtors that permits such Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.
"D&O Liability Insurance Policies" means all insurance policies for directors', managers', and officers' liability maintained by either of the Debtors as of the Petition Date.
"Debentures" mean, the Debentures issued by Capitol.
"Debtors" means, collectively, Financial Commerce Corporation and Capitol Bancorp Ltd., as debtors and debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.
"Declarations" means collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.
"Disbursing Agent" means, in the event of a Reorganization, Reorganized Capitol Bancorp, or any Person chosen by Reorganized Capitol Bancorp to make or facilitate distributions pursuant to the Plan, as the Liquidation Trustee.
"Disclosure Statement" means the Amended Disclosure Statement for the Joint Liquidating Plan of Capitol Bancorp, Ltd. and Financial Commerce Corporation that relates to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.
"Disputed" when used in reference to a Claim or Equity Security Interest, any Claim or Equity Security Interest as to which the Debtors or any other party-in-interest has filed with the Court an objection or commenced an adversary proceeding in accordance with the Bankruptcy Code, Bankruptcy Rules and the Plan, which objection has not been determined by a Final Order, and, therefore, is not Allowed.

"Effective Date" means the first Business Day (i) on which all conditions to the Plan's confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and (ii) on which the Plan is consummated.
"Entity" has the meaning set forth in section 101(15) of the Bankruptcy Code.
"Equity Investor" means a Person or Entity that is to receive Equity Security in either or both of the Reorganized Debtors in the event of a Reorganization.
"Equity Security" has the meaning set forth in section 101(16) of the Bankruptcy Code.
"Equity Security Interest" means any Equity Security of either of the Debtors existing immediately prior to the Effective Date.
"Estates" means the estates of the Debtors in the Chapter 11 Cases created under sections 301 and 541 of the Bankruptcy Code.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Executory Contract" means a contract to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
"Expense Reserve" means an amount of Cash that the Debtors may set aside, deduct and reserve from each of the Estates' funds that will be equal to the estimated amount of Plan Expenses.
"FDIA" means the Federal Deposit Insurance Act of 1950, as amended.
"FDIC" means the Federal Deposit Insurance Corporation.
"Fee Claim" means a Claim for Accrued Professional Compensation or post-Confirmation Professional compensation.
"Final Order" means an order of the Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.
"Financial Commerce Corporation" or "FCC" means Financial Commerce Corporation, formerly known as Michigan Commerce Bancorp Limited.

"First Amended and Restated Articles of Incorporation" or "Amended and Restated Articles of Incorporation" means with respect to FCC, the Amended and Restated Articles of Incorporation attached as Annex F to the Offering Memorandum and with respect to Capitol, the First Amended and Restated Articles of Incorporation attached as Annex H to the Supplement No. 1 to the Offering Memorandum, unless the transaction triggering the Toggle Option requires either Capitol or FCC to revise the terms of such First Amended and Restated Articles of Incorporation or Amended and Restated Articles of Incorporation, in which case the modified First Amended and Restated Articles of Incorporation or Amended and Restated Articles of Incorporation shall be filed by the Debtors with the Court as a supplement to this Disclosure Statement.
"Governmental Unit" means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.
"General Unsecured Claim" means a Claim that is not an Administrative Claim, Senior Note Claim, Trust Preferred Securities Claim, Other Priority Claim, Priority Tax Claim or Secured Claim.
"General Unsecured Creditor" means any Creditor holding an Allowed General Unsecured Claim.
"Guarantee Agreements" means, collectively, guarantee agreements relating to Trust Preferred Securities.
"Holder" means any Person or Entity holding a Claim or an Equity Security Interest.
"Impaired" refers to any Claim or Equity Security Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
"Indemnification Obligation" means an obligation of either of the Debtors under an Executory Contract, a corporate or other document, a post-Petition Date agreement, through the Plan, or otherwise to indemnify directors, officers, or employees of such Debtor who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of such Debtor or its affiliates, pursuant to and to the maximum extent provided by such Debtor's articles of incorporation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.
"Indentures" means, collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.
"Initial Plan" means the Prepackaged Joint Plan of Reorganization Disclosure Statement and Exchange Offering Memorandum and Solicitation of Consents filed by Capitol and FCC on August 9, 2012.
"Insider" has the meaning set forth in section 101(31) of the Bankruptcy Code.
"Intercompany Claim" means a claim that would otherwise be General Unsecured Claims but for the fact that they are due and owing from either of the Debtors to the other Debtor

"Interim Compensation Order" means an order of the Court allowing Professionals to seek interim compensation in accordance with the procedures approved therein, as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.
"IRS" means the United States Internal Revenue Service.
"Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code.
"Liquidating Trust" means the liquidating trust provided for in the Plan, as the same may be amended from time to time.
"Liquidation Trustee" means the trustee, and any successor trustee, of the Liquidating Trust.
"Marketing Period" means the period commencing on the Confirmation Date and ending 365 days after the Confirmation Date.
"Minimum Overbid" has the meaning set forth at Article V. B(iii) of this Plan.
"New Capitol Bancorp Stock" means any equity interest in Reorganized Capitol Bancorp issued in connection with the Reorganization.
"Objection Deadline" means, for all Claims or Equity Security Interests, 120 days after the Effective Date.
"OCC" means the United States Office of the Comptroller of the Currency.
"Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim, and any Secured Claim which would otherwise meet the description of an unsecured priority claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code but for the secured status of that Claim.
"PCAD" means a Prompt Correct Action Directive issued by the FDIC.
"PCAN" means a Prompt Corrective Action Notification issued by the FDIC.
"Person" has the meaning set forth in section 101(41) of the Bankruptcy Code.
"Petition Date" means August 9, 2012, being the date on which the Debtors filed their Voluntary Petitions for relief commencing the Chapter 11 Cases in accordance with the Bankruptcy Code.
"Plan" means this Joint Liquidating Plan of Capitol Bancorp Ltd. and Financial Commerce Corporation, as it may be altered, amended, supplemented or modified by the Debtors from time to time.
"Plan Expenses" means all actual and necessary costs and expenses incurred in connection with the administration of the Plan, and, to the extent authorized by the Plan, and any Professionals retained by the post-Confirmation Debtors.

"Plan Supplement" means additional information, which may be provided to Holders on or before Confirmation, in one or more packages.  More than one Plan Supplement may be filed, on more than one date.
"Post-Confirmation Creditors' Committee" means the post-Confirmation creditors' committee automatically constituted on the Effective Date from the membership of the Committee and having the limited powers and duties set forth in the Plan.
"Priority Creditor" means any Holder of an Allowed Other Priority Claim.
"Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.
"Priority Tax Creditor" means any Holder of an Allowed Priority Tax Claim.
"Priority Tax Claim" means any Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
"pro rata" means, at any time, the proportion that the face amount of a Claim or Equit Security Interest in a particular Class bears to the aggregate face amount of all Claims or Equity Security Interests in that Class, unless the Plan provides otherwise.
"Proceeds" means the proceeds of any bank sales consummated by the Debtors.
"Professional" means any professional person employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327 or 1103 or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4) or any attorney, accountant, appraiser, or broker engaged by the post-Confirmation Debtors for purposes of helping the Debtors administer the Plan.
"Professional Fee Escrow Account" means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Debtors on and after the Confirmation Date solely for the purpose of paying all Allowed and unpaid Fee Claims arising subsequent to the Confirmation Date and related to the Sale Process and/or the Reorganization.
"Professional Fee Reserve Amount" has the meaning set forth at Article V. Q of the Plan.
"Proof of Claim" means a Proof of Claim filed against either of the Debtors in the Chapter 11 Cases.
"Proof of Interest" means a Proof of an Equity Security Interest filed against either of the Debtors in the Chapter 11 Cases.
"Qualified Bid" has the meaning set forth at Article V. B(iii) of the Plan.
"Qualified Bidder" has the meaning set forth at Article V. B(iii) of the Plan.

"Reorganization" means the possible reorganization of either or both of the Debtors, pursuant to the Toggle Option, as provided in the Plan.
"Reorganized Capitol Bancorp" means Capitol Bancorp, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.
"Reorganized Debtors" means, collectively, Reorganized Capitol Bancorp and Reorganized FCC.
"Reorganized FCC" means FCC, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.
"Reserve Bank" means the Federal Reserve Bank of Chicago.
"Reserve Board" means the Board of Governors of the Federal Reserve System.
"Sale Deadline" means 545 days from the Confirmation Date.
"Sale Procedures" means the sale and bidding procedures referenced at Article V. B of the Plan, as approved by the Court, as the same may be amended from time to time.
"Sale Process" means the competitive sale process for the sale and disposition of the Debtors' remaining non-debtor subsidiary banks, as provided at Article V. A and V. B of the Plan, as approved by the Court, as the same may be amended from time to time.
"Schedules" means the schedules of assets and liabilities, the list of Holders of Equity Security Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been, or may be, supplemented, amended or modified through the Confirmation Date.
"SEC" means the United States Securities and Exchange Commission.
"Secured Claim" means a Claim that is secured by a Lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as of the Petition Date, as determined pursuant to section 506(a) of the Bankruptcy Code, and only if, and to the extent that, such Secured Claim is Allowed.
"Secured Creditor" means any Holder of an Allowed Secured Claim.
"Security" or "Securities" has the meaning set forth section 2(a)(1) of the Securities Act, section 101(49) of the Bankruptcy Code, and applicable Blue Sky Law.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

"Senior Notes" means the promissory notes issued pursuant to that certain 2008 Note Purchase Agreement by and between Capitol and the purchasers set forth therein.
"Senior Note Claims" mean those Claims of the respective Holders of the Senior Notes.
"Solicitation" means the Debtors' solicitation of the votes of Holders of Impaired Claims.
"Solicitation Package" means the materials contained in the written Solicitation including the Ballot, Voting Instructions, a pre-addressed postage paid envelope, and the Disclosure Statement with all Exhibits, including the Plan.
"Tax Code" means the United States Internal Revenue Code of 1986, as amended.
"Toggle Option" has the meaning set forth at Article V. C of the Plan.
"Trust Preferred Securities" means the trust preferred securities issued by the Trusts.
"Trust Preferred Securities Claims" means those Claims of the respective beneficial owners of the Trust Preferred Securities issued by the Trusts in each case equal in amount to the pro rata stated liquidation amount of the Trust Preferred Securities held by a beneficial owner thereof plus accrued and unpaid interest thereon, or for an identical amount of principal and accrued unpaid interest on a pro rata portion of the Debentures in the event and at such time as such pro-rata portion is distributed to such beneficial owner upon dissolution of the Trusts under the terms of the applicable Trust Documents.
"Trusts" means, collectively, those certain 8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I, those certain Cumulative Trust Preferred Securities of Capitol Trust II, those certain Floating Rate Capital Securities of Capitol Statutory Trust III, those certain Trust Preferred Securities of Capitol Bancorp Capital Trust 4, those certain Trust Preferred Securities of Capitol Trust VI, those certain Trust Preferred Securities of Capitol Trust VII, those certain Floating Rate Capital Securities of Capitol Statutory  Trust  VIII, those certain MMCAPS of Capitol Trust IX, those certain Trust Preferred Securities of Capitol Bancorp Trust X, Trust Preferred Securities of Capitol Trust XI, and those certain 10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII.
"Trust Agreements" means, collectively, respect to each Trust, the Amended and Restated Declaration of Trust, the Indenture (or equivalent document with respect to any Trust), and the Guarantee Agreement executed by Capitol, in each case, if applicable, as amended or restated.
"Trust Documents" means the Trust Agreements, the Indentures, the Guarantee Agreements, any related Declarations and all ancillary documents relating to the Trusts and the issuance of the Trust Preferred Securities and the Debentures.
"Unexpired Lease" means a lease to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

"Unimpaired" means, with respect to any Claim or Equity Security Interest, that such Claim or Equity Security Interest is not Impaired within the meaning of section 1124 of the Bankruptcy Code.
"Unsecured Creditors" means Holders of Allowed Senior Note Claims, Trust Preferred Securities Claims, and General Unsecured Claims (including Intercompany Claims).
 "Voting Deadline" means the final date and time by which the Ballot of a Holder of a Claim or Equity Security Interest to accept or reject the Plan must be received, as established by the Court upon approval of the Disclosure Statement.
 "Voting Record Date" means the date for determining Holders of Claims and Equity Security Interests entitled to vote on the Plan, as established by the Court upon approval of the Disclosure Statement.
DISCLOSURE STATEMENT SUMMARY
This summary highlights the information contained elsewhere in this Disclosure Statement. This summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere, or incorporated by reference, in this Disclosure Statement. You should read this entire Disclosure Statement carefully, including "Risk Factors" and the financial statements and related notes contained herein.
You should also read the reports incorporated by reference herein, which are an important part of this Disclosure Statement, before you make a decision with respect to the Plan.
Unless otherwise noted or the context otherwise requires, the term "GAAP" refers to Generally Accepted Accounting Principles in the United States.
In this Disclosure Statement, the Company "incorporates by reference" certain information that the Company files with the SEC, which means that the Company can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this Disclosure Statement, and later information filed with the SEC that is incorporated by reference will update and supersede such information.
The Company also incorporates by reference each of its reports filed with the SEC under Sections 13(c), 14 or 15(d) of the Exchange Act after the date of this Disclosure Statement (other than the portion of such reports filed pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC), which are available at http://www.sec.gov.
ABOUT CAPITOL
Capitol is a community banking company, with a current network of individual banks and bank operations in six states and total consolidated assets which approximated $1.28 billion as of May 15, 2013.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the

Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.
Capitol's operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective operation and development of its banks.  It provides access to support services and management with significant experience in community banking.  These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship.
Overview of Business Operations
The Company operates community banks in a wide variety of markets in six states, and operates in one business segment, community banking.  The Company's banks are staffed with banking professionals, serving customers who desire professional banking services delivered personally.
Each bank began as a single-location office, led by a bank president and a team of banking professionals with significant local experience, overseen by an independent board of directors composed of business leaders drawn from the local community.  Generally, each bank has significant on-site authority to make decisions which directly affect the customer, such as credit approval and the pricing and structure of both loans and deposits.  The philosophy of banking as a profession is key to the Company's model where its banks' customers seek relationships with banking professionals to meet their needs, as opposed to transaction-oriented financial institutions pushing financial products at customers and emphasizing market share.
With the Company's customer-focused professional banking model, bank development on a national scale has been a natural extension of this business philosophy.  Bank development consists of management and oversight of banks in which the Company has a direct or indirect controlling interest and, through mid-2008, included formation of start-up banks.  The Company's banks were formed with a portion of their start-up capital provided by local investors in the communities of those banks.
The Company's community bank model, in a stable economic environment, is intended to maintain a scalable, low overhead structure focused on delivering return-on-equity results, while empowering its individual banks with operating autonomy in all areas impacting the customer relationship.  The Company's centralized 'back-office' functions, which support the banks, are capable of adjusting coverage in concert with the evolution of its banking subsidiaries.
The Company's relationship with its banks is multidimensional as an investor, mentor and service provider.  As an investor, the Company closely monitors the financial performance of its bank subsidiaries.  As a service provider, the Company provides efficient back-office support services which can be performed centrally for all of its banks and which do not involve a direct interface with the bank customer.
Some of these functions are performed nationally from a single location, while others are performed regionally, where it is more efficient to have personnel located geographically based on their respective responsibilities in relation to the physical location of the banks.

Background and Purpose
As further described below, many of Capitol's subsidiary banks have experienced significant capital erosion resulting from the general economic downturn of the past few years.  In fact, a number of Capitol's subsidiary banks are dangerously close to failing to meet the minimum capital ratios necessary to avoid seizure of the banks by the FDIC.  The FDIC is legally required to seize banks that fall below certain thresholds.  The FDIC may assert "cross-guaranty liability" against Capitol's subsidiaries in order to recover any losses experienced by the FDIC in a bank seizure.
These circumstances have arisen as Capitol has incurred significant losses from operations in periods since 2007.  In addition, Capitol has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other materially adverse circumstances including, but not limited to, a very material erosion of its common equity and related regulatory capital levels, resulting in Capitol becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, Capitol entered into a written agreement with the Reserve Bank which requires Capitol to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Reserve Bank.  The current less than adequately-capitalized classification of Capitol exposes it to increased regulatory scrutiny and enforcement action and other materially adverse consequences.
Like a large number of financial institutions across the United States, Capitol has been materially impacted by adverse economic conditions. As a result of this economic downturn and depressed real estate markets, Capitol's banking subsidiaries have experienced a decline in the performance of loans, particularly real estate construction and development loans, which has resulted in Capitol incurring a net loss of $195.2 million for the year ended December 31, 2009, a net loss of $225.2 million for the year ended December 31, 2010, a net loss of $45.5 million for the year ended December 31, 2011, a net loss of $7.2 million for the year ended December 31, 2012 and a net loss of $2.5 million for the three months ended March 31, 2013. If Capitol's banking subsidiaries continue to experience adverse performance in the consolidated loan portfolio, large loan losses and losses associated with foreclosed real estate and, as a result, Capitol continues incurring net losses, some or all of Capitol's banking subsidiaries may be unable to meet or maintain adequate regulatory capital ratios unless Capitol raises additional capital. Furthermore, during this adverse economic environment, analysts and others have focused on additional measures of a financial institution's capital position, such as tangible common equity to tangible assets and regulatory "Tier 1" capital as a percentage of risk-weighted assets, to assess the financial health and stability of the institution, which also tends to impact an institution's stock price.
Over the past five years, the American banking and financial system has been shaken and many banks across the country have struggled to survive in the face of a declining economy. A number of these banks are confronting enormous pressure due to reduced capital, the imposition of regulatory sanctions and orders, and possible defaults under existing credit agreements. If these pressures are not alleviated, receivership is a near certainty for many of these institutions.
In September 2009, Capitol and its second-tier bank holding companies entered into an agreement with the Reserve Bank under which Capitol agreed to refrain from the following actions without the prior written consent of the Reserve Bank:  (i) declare or pay dividends; (ii) receive dividends or any other form of payment representing a reduction in capital from Michigan Commerce Bank, or from any of its subsidiary institutions that are subject to any restriction by the institution's federal or state regulator that limits the payment of dividends or other intercorporate payments; (iii) make any distributions of interest, principal, or other sums on subordinated debentures or Trust Preferred securities; (iv) incur, increase or guarantee any debt; or (v) purchase or redeem any shares of the stock of Capitol, the second-tier bank holding companies, nonbank subsidiaries or any of the subsidiary banks that are held by shareholders other than Capitol.
Many of Capitol's bank subsidiaries have entered into formal agreements (as well as informal agreements) with their applicable regulatory agencies.  Those agreements provide for certain restrictions and other guidelines and/or limitations to be followed by the banks.
The FDIC may issue PCANs to banking subsidiaries falling below the "adequately-capitalized" regulatory-capital classification, and subsequently may issue PCADs.  PCADs may be issued when a bank, which has previously received a PCAN, has submitted two consecutive capital restoration plans which have been rejected by the FDIC.
Capitol's banking subsidiaries which have received PCADs are as follows as of March 2013 (listed in descending order based on total assets): Michigan Commerce Bank, Bank of Las Vegas, Sunrise Bank of Arizona, Sunrise Bank of Albuquerque, and 1st Commerce Bank.  These banks are striving to develop and implement capital restoration plans which may be acceptable to the FDIC.  Under the PCAD's, each subsidiary bank is required to increase its Tier 1 Leverage Ratio2 to not less than eight (8) percent and its Total Risk-Based Capital Ratio3 to not less than twelve (12) percent in the near term.
In addition to the above, the FDIC gave notice to many of Capitol's banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the banking subsidiary.  The FDIC's encouragement is consistent with Capitol's previously-announced plans to selectively divest of some of its banking subsidiaries in conjunction with reallocating capital resources to the remaining banking subsidiaries.
Capitol's insured depository institution subsidiaries are also subject to cross-guaranty liability under federal law.  This means that if one FDIC-insured depository institution subsidiary of a multi-institution bank holding company fails or requires FDIC assistance, the FDIC may assess "commonly controlled" depository institutions for the estimated losses suffered by the

2 As used in this Disclosure Statement, the term "Tier 1 Leverage Ratio" means the ratio of Tier 1 capital to average total assets, as calculated in accordance with the appropriate banking agency's capital regulations.

3 As used in this Disclosure Statement, the term "Total Risk-Based Capital Ratio" means the ratio of qualifying total capital to risk-weighted assets, as calculated in accordance with the appropriate banking agency's capital regulations.

FDIC.  Such liability could have a material adverse effect on the financial condition of any assessed subsidiary institution and on Capitol as the common parent.
If any of Capitol's subsidiary banks' Tier 1 Leverage Ratio were to fall below two percent (2%), the FDIC is required within ninety (90) days to appoint a receiver or conservator for such bank, or take such other action as it deemed appropriate.  In addition, pursuant to the agreements, no banking subsidiary of Capitol may pay dividends to Capitol.  Since Capitol's subsidiary banks constitute substantially all of Capitol's consolidated assets, the restrictions under the regulatory agreements mean that Capitol's financial health is directly (and virtually solely) dependent upon the financial health of  Capitol's banking subsidiaries.
Capitol, like many others in the banking arena, raised capital in part through the issuance of trust preferred securities, which, under the capital adequacy regulations of the Federal Reserve Board, qualified as Tier 1 capital for Capitol. This popular capital instrument has resulted in an estimated 646 banking companies with $131 billion of trust preferred securities outstanding.
Debtors' Principals
Information regarding Capitol's principals, their background, their compensation and other remuneration, and their legal relationships with the Debtors is available on Capitol's SEC Form 10-K for the fiscal year ending December 31, 2012 (see Part III thereof) which is available on the SEC's website, www.sec.gov.
FCC's principals are as follows: Joseph D. Reid, Chairman of the Board and Chief Executive Officer; Brian K. English, General Counsel; David D. Fortune, Chief Credit Officer; Cristin K. Reid, Corporate President; and Todd C. Surline, Chief Administrative Officer.  FCC's principals receive no compensation or other remuneration in consideration of their positions with FCC.
UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION
The unaudited consolidated financial balance sheet presented in the following table is derived from the March 31, 2013 historical balance sheet of the Company contained in the Company's Quarterly Report on Form 10‑Q for the three months ended March 31, 2013, filed with the SEC on May 15, 2013, which is incorporated by reference herein.

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Condensed Consolidated Balance Sheets
As of March 31, 2013 and December 31, 2012
(in $1,000s, except share and per-share data)

	(Unaudited) March 31, 2013
ASSETS	
Cash and due from banks	$ 31,825
Money market and interest-bearing deposits	241,182
Cash and cash equivalents	273,007
Loans held for sale	250
Investment securities available for sale, carried at fair value -- Note E	16,175
Federal Home Loan Bank and Federal Reserve Bank stock (carried on the basis of cost) -- Note E	9,726
Portfolio loans, less allowance for loan losses of $58,682 in 2013 and $63,455 in 2012 -- Note F	995,020
Premises and equipment	19,394
Accrued interest income	3,634
Other real estate owned	68,795
Other assets	16,714
TOTAL ASSETS	$ 1,402,715
LIABILITIES AND EQUITY	
LIABILITIES	
Deposits:	
Noninterest-bearing	$ 271,499
Interest-bearing	1,064,401
Total deposits	1,335,900
Notes payable and other borrowings	6,928
Accrued interest on deposits and other liabilities	6,688
Liabilities subject to compromise -- Note B	198,746
Total liabilities	1,548,262
EQUITY:	
Capitol Bancorp Limited stockholders' equity -- Note N:	
Preferred stock (Series A), 700,000 shares authorized ($100 per-share liquidation preference); 50,980 shares issued and outstanding	5,098
Preferred stock (for potential future issuance), 19,300,000 shares authorized (none issued and outstanding)	-
Common stock, no par value, 1,500,000,000 shares authorized; issued and outstanding: 2013 - 41,177,479 shares; 2012 - 41,177,479 shares	292,094
Retained-earnings deficit	(426,489)
Undistributed common stock held by employee-benefit trust	(541)
Accumulated other comprehensive income	68
Total Capitol Bancorp Limited stockholders' equity deficit	(129,770)
Noncontrolling interests in consolidated subsidiaries	(15,777)
Total equity deficit	(145,547)
TOTAL LIABILITIES AND EQUITY	$ 1,402,715

Recent and Current Events
On August 9, 2012, Capitol and FCC each filed a Bankruptcy Petition under chapter 11 of the Bankruptcy Code.  The Chapter 11 Cases are being jointly administered.  Both Capitol and FCC continue to operate their business and manage their financial affairs and properties as debtors-in-possession pursuant to the Bankruptcy Code.  No trustee or examiner has been appointed in either case.
Also on August 9, 2012, Capitol and FCC filed their Initial Plan.  That Initial Plan was predicated on a restructuring based, in part, on the infusion of new capital funding from outside investors.  That capital was needed to recapitalize the Company and its non-debtor subsidiary banks, which have been suffering from varying degrees of undercapitalization and, therefore, have been at risk of seizure by the FDIC.  The premise of the Initial Plan was that a lead investor would make a significant equity investment in the Debtors.  That investment would have rendered the Initial Plan feasible and likely resulted in its confirmation.
The lead investor that had signed a purchase agreement ultimately decided not to proceed with its investment in the Debtors.  After this withdrawal, the Company worked diligently with other potential investors in an effort to obtain the equity infusion necessary to proceed with confirmation of the Initial Plan.  This process resulted in delays, which necessitated the Company seeking and obtaining several extensions from the Bankruptcy Court of the exclusive periods during which only the Company could file a chapter 11 plan and solicit acceptances from creditors thereof.
Since the filing of the Bankruptcy Petitions, and in light of the aforementioned delays in obtaining the contemplated equity infusion and attempting to proceed with confirmation of the Initial Plan, the Company has sought and obtained Bankruptcy Court approval for the sales of several non-debtor subsidiary banks pursuant to Bankruptcy Code § 363.  Those banks include High Desert Bank, the Sunrise Bank of Albuquerque, and Capitol National Bank.  The sale of Sunrise Bank of Albuquerque is still pending.
Given the length of time devoted to attempting to obtain equity investors prior to the filing of the Bankruptcy Petitions, as well as the length of time and ensuing events after the filing of the Bankruptcy Petitions, the Company is now doubtful that it will be able to obtain a credible Equity Investor at an acceptable level.  Thus, the Initial Plan has been withdrawn.
The Plan now proposed by the Debtors is premised on the Company conducting sales under Bankruptcy Code § 363(b) of some or all of the remaining non-debtor subsidiary banks, as and when commercially reasonable opportunities for such transactions develop.  However, it is unlikely that the proceeds of any such sales could or would be available for distribution to the Company's creditors without the cooperation of the FDIC, if and to the extent the FDIC has such authority.  This is because, under a pre-bankruptcy petition FDIC order and a subsequent agreement between Capitol and the FDIC, the Company has no interest in or right to ever receive proceeds from the sale of non-debtor subsidiary banks.  Instead, such proceeds are to be remitted directly by the relevant purchaser to an escrow account managed by a third-party escrow agent.  Under the FDIC Order and related agreements, such proceeds can only be distributed to bank shareholders (other than CBC) and to CBC's other subsidiary banks.  The Company also will continue to seek a sale of its non-performing assets and non-performing loans to third parties.  At the same time, the Plan contemplates that the Company continue to seek to obtain one or more Equity Investors to make it feasible to attempt to reorganize the Company and preserve the Company's ownership of at least certain of the remaining non-debtor subsidiary banks.
Significant Pre-Petition Events
On June 1, 2012, the Company effected a reorganization of several of its affiliate banks through a contribution agreement (the "Contribution Agreement") effective as of June 1, 2012 by and among Capitol, FCC and other subsidiaries of the Corporation (the "Subsidiaries").  Pursuant to the Contribution Agreement, the Company and the Subsidiaries contributed (i) all of the equity interests in each of Bank of Las Vegas ("BOLV"), Sunrise Bank of Albuquerque ("SBAQ") and Indiana Community Bank ("ICB") and (ii) over 99% of the equity interests in Sunrise Bank of Arizona (together with BOLV, SBAQ, and ICB, the "Subsidiary Banks") to FCC in exchange for additional shares of FCC.  The Company retained its other banking subsidiaries, and the Subsidiary Banks do not represent substantially all of its assets.  Prior to the transactions effected by the Contribution Agreement (the "Contribution"), the sole asset of FCC was the common stock of Michigan Commerce Bank.  The reason for the Contribution was to create a more attractive structure for FCC for future capital raising purposes.  In addition, on June 14, 2012, FCC amended its articles of incorporation to change its corporate name from Michigan Commerce Bancorp Limited to Financial Commerce Corporation.  The resulting corporate structure after the Contribution Agreement is set forth below.
In addition to completed sales of certain bank subsidiaries, the Company has entered into a definitive agreement to sell its interest (or interest held by bank-development subsidiaries) in Bank of Maumee, which is still pending.  The remaining pending bank sales are subject to regulatory approval and other significant contingencies.
The Company is currently in discussions to sell its interest in the following institutions: Summit Bank of Kansas City and Sunrise Bank of Albuquerque.
Events Leading to the Chapter 11 Filing
Economic conditions throughout the United States, and in the regions in which the Company and its banking operations are located, have deteriorated to an extent not experienced since the "Great Depression" of the 1930s.  The Company's operations are focused on community banking and helping small, local businesses meet their financial needs, primarily through making loans to those businesses and their owners, funded by locally-gathered deposits.  A substantial portion of those loans are secured by commercial real estate property, as part of the overall collateral to support those individual loans.  In this adverse economic environment, small businesses and their owners have suffered significant financial hardships, which preclude repaying loans in accordance with their terms.  In addition, recent economic factors have resulted in a variety of stresses impacting depositors and the availability of deposits to fund lending activities.  Further, and more importantly, the underlying values of the real estate collateral have plummeted in this sustained adverse environment, resulting in massive loan losses and dramatic growth in levels of nonperforming assets not seen previously in the banking industry in general and, in particular, at the Company.  Prospects of economic recovery are uncertain, unpredictable and subject to variables completely outside the control or influence of financial institutions, including the Company.
The Company has incurred significant losses from operations in periods since 2007.  In addition, the Company has experienced significant increases in nonperforming loans, foreclosed real estate, loan losses and other adverse circumstances including, but not limited to, a very material erosion of the Company's common equity and related regulatory capital levels, resulting in the Company becoming classified as less than adequately-capitalized from a regulatory perspective.  In 2009, the Company entered into a written agreement with the Reserve Bank (its primary federal regulator) which requires the Company to improve operating results and its overall condition, in addition to refraining from a number of activities without prior written consent from that Federal Reserve Bank.  The current less than adequately-capitalized classification of the Company exposes it to increased regulatory scrutiny and enforcement action or other materially adverse consequences.
As of March 31, 2012, there were several significant adverse aspects of the Company's consolidated financial position and results of operations which led to the Company's bankruptcy filing.  These factors include, but are not limited to, the following:
•	An equity deficit approximating $121.3 million;
•	Regulatory capital classification on a consolidated basis as less than "adequately-capitalized" and related negative amounts and ratios;
•	Numerous banking subsidiaries with regulatory capital classification as "undercapitalized," or "significantly-undercapitalized";
•
The recent closures of Sunrise Bank (Georgia), Pisgah Community Bank and Central Arizona Bank, and the risk that cross-guaranty liability will be asserted by the FDIC against the Company's remaining subsidiary banks;

•
Certain banking subsidiaries which are generally subject to formal regulatory agreements have received "prompt corrective action" notifications and/or directives from the FDIC, which require timely action by bank management and the respective boards of directors to resolve regulatory capital ratios which result in classification as less than "adequately-capitalized" (the basis of a PCAN) or to submit an acceptable capital restoration plan to the FDIC (the basis of a PCAD), and it is likely additional PCANs and/or PCADs may be issued in the future and/or the banking subsidiaries may be unable to satisfactorily resolve such notices and/or directives;

•
In 2010 and 2011, the Company sold several of its banking subsidiaries and has other divestiture transactions pending.  The proceeds from those divestitures have been redeployed at certain remaining banking subsidiaries which have experienced a significant erosion of capital due to operating losses.  While such proceeds have been a significant source of funds for redeployment, the Company has increasingly fewer bank subsidiaries available to execute this strategy;

•
The Company and substantially all of its banking subsidiaries are operating under various regulatory agreements (formal and informal) which place a number of restrictions on them and impose other requirements limiting activities, requiring the preservation of capital and improvement in regulatory capital measures, the reduction of nonperforming assets and other things for which the entities have not achieved full compliance;

•	The Company has experienced continued elevated levels of nonperforming loans and other nonperforming assets as a percentage of consolidated loans and total assets, respectively; and
•
Significant losses from operations in 2011, 2010 and 2009, resulting primarily from provisions for loan losses, costs associated with foreclosed properties and other real estate owned and, in 2010, an impairment charge to operations for the write-off of previously-recorded goodwill ($64.5 million).

The foregoing considerations raise significant doubt as to the Company's ability to continue as a going concern.
The Chapter 11 Cases
The following is a general summary of the Chapter 11 Cases, including the Debtors' restructuring initiatives implemented since the Petition Date.
Upon commencing the Chapter 11 Cases, the Debtors sought and obtained a number of orders from the Bankruptcy Court to ensure a smooth transition of their operations into chapter 11 and facilitate the administration of the Chapter 11 Cases.  These orders pertained to procedural aspects of the cases, such as the granting of authority to vote on the Plan after the prepetition voting deadline expired and a holder of Senior Notes seeking authority to change his vote from an acceptance to rejection of the Initial Plan, the extension of the Debtors' exclusivity periods in which only the Debtors may file a chapter 11 plan and solicit acceptances thereof, and the resolution of various objections of the Michigan Department of the Treasury and the IRS, which were inaccurately premised on allegations that the Debtors' failed to file certain prepetition tax returns and remit payments on tax obligations.
As a part of the Chapter 11 Cases, the Debtors have also been actively engaged with the Committee in managing the bankruptcy estate.
The Bankruptcy Court further authorized the Debtors to dispose of certain assets pursuant to section 363 of the Bankruptcy Code.  Specifically, the Debtors sold their interests in High Desert Bank, and certain interests in Capitol National Bank.  Disposing of these assets provided further liquidity for the bankruptcy estate and preserved the interests of Claims holders.
Also as a part of the Chapter 11 Cases, the Debtors proposed an initial restructuring plan.  Under the Initial Plan, new capital funding would have been infused from outside investors.  That capital was needed to recapitalize the Company and its non-debtor subsidiary banks, which have been suffering from varying degrees of undercapitalization.  As a part of the Initial Plan, a lead investor would have made a significant equity investment in the Company.  That investment would have rendered the Initial Plan feasible and likely resulted in its confirmation.  However, the lead investor ultimately decided not to proceed with its investment.  When other investors could not be found, the Initial Plan was withdrawn.
Post-Petition Bank Seizures
On Friday, May 10, 2013, Sunrise Bank, a subsidiary bank of Capitol, was closed by the Georgia Department of Banking and Finance and the FDIC was appointed as receiver of Sunrise Bank.  The FDIC entered into a purchase and assumption agreement with Synovus Bank, based in Columbus, Georgia, to assume all of the deposits of Sunrise Bank.  As the owner of substantially all of the capital stock of Sunrise Bank, Capitol would be entitled to the net recoveries, if any, following the liquidation or sale of Sunrise Bank or its assets by the FDIC.  However, Capitol does not believe it will realize any recovery.
Also on Friday, May 10, 2013, Pisgah Community Bank ("PCB"), a subsidiary bank of Capitol, was closed by the North Carolina Office of the Commissioner of Bank and the FDIC was appointed as receiver of PCB.  The FDIC entered into a purchase and assumption agreement with Capital Bank, NA, based in Rockville, Maryland, to assume all of the deposits of PCB.  As the owner of substantially all of the capital stock of PCB, Capitol would be entitled to the net recoveries, if any, following the liquidation or sale of PCB or its assets by the FDIC. However, Capitol does not believe it will realize any recovery.
On Tuesday, May 14, 2013, Central Arizona Bank ("CAB"), a subsidiary bank of Capitol, was closed by the Arizona Department of Financial Institutions and the FDIC was appointed as receiver of CAB.  The FDIC entered into a purchase and assumption agreement with Western State Bank, based in Devil's Lake, North Dakota, to assume all of the deposits of CAB.  As the owner of substantially all of the capital stock of CAB, Capitol would be entitled to the net recoveries, if any, following the liquidation or sale of CAB or its assets by the FDIC.  However, Capitol does not believe it will realize any recovery.
The Company expects that the FDIC will incur losses as a result of these bank seizures, and may assert cross-guaranty liability against the Company's remaining subsidiary banks.
In addition, the Company received notice that applicable state regulatory authorities attempted to close another bank subsidiary on May 10, 2013.  This subsidiary bank (which the Company cannot identify specifically at this time due to the confidential nature of the proceedings) was successful in obtaining temporary injunctions in state court against the closing of the bank.  The likelihood of this bank avoiding future seizure in the near future by state regulatory authorities is not known at this time.

Current Corporate Structure
Current Capital Structure
The Company's Articles of Incorporation, as amended, currently authorize the issuance of up to 1,500,000,000 shares of the Company's Common Stock, no par value, and 20,000,000 shares of preferred stock, 700,000 of which are designated as Company's Series A Preferred Stock and 20,000 of which are designated as Series X Junior Participating Preferred Stock.  Capitol's Articles of Incorporation do not authorize the issuance of any other class of stock.  As of April 30, 2012, 50,980 shares of the Company's Series A Preferred Stock and 41,038,938 shares of the Company's Common Stock were outstanding.
In addition, the Company has issued debentures to Capitol Trust I and Capitol Trust XII, Delaware business trust subsidiaries of the Company.  Capitol Trust I and Capitol Trust XII purchased the debentures with the proceeds of preferred securities (which are quoted through the facilities of the OTC Market Group, categorized on the OTCQB tier under the symbols CBCR.P and CBCR.O, respectively).  Capitol also has additional trust preferred securities which were privately placed.  The Company has direct obligations with respect to and has, under certain circumstances, guaranteed the Trust Preferred Securities.  The documents governing these securities, including the indenture under which the debentures were issued, restrict the Company's right to pay a dividend on its common stock under certain circumstances and give the holders of the Trust Preferred Securities preference on liquidation over the holders of the Company's Common Stock.  Specifically, the Company may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) the

Company is in default under its guarantee, or (c) the Company has exercised its right under the debentures and the Trust Preferred Securities to extend the interest payment period.  In April 2009, Capitol announced that it had elected to defer interest payments on the Company's subordinated debentures.  Such debentures are owned by the Capitol Trusts and were funded by the Capitol Trusts' issuance of Trust Preferred Securities.  The total estimated annual interest that would be payable on the debentures and the underlying debt securities, if not deferred, is approximately $10.7 million.  While the Company defers the payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate.  Pursuant to the terms of a written agreement with the Federal Reserve Bank of Chicago, the Company is currently prohibited from making any cash payments on the debentures and Trust Preferred Securities without prior regulatory approval.  During the deferral, the Company is restricted from declaring or paying cash dividends on the Company's Common Stock or redeeming or purchasing any shares of the Company's Common Stock except under very limited circumstances.  The Company's obligation under the debentures, the Trust Preferred Securities and the guarantee approximates $151.3 million (excluding Trust Preferred Securities held by Capitol and its subsidiaries).
The Company also issued Senior Notes between May and July of 2008 pursuant to that certain Note Purchase Agreement by and between the Company and the purchasers set forth therein.  There is approximately $6.82 million outstanding under the Senior Notes.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common. The Company's Trust Preferred Securities are subordinated to the Senior Notes in all respects.
Debtors' Principals
Information regarding Capitol's principals, their background, their compensation and other remuneration, and their legal relationships with the Debtors, is available on Capitol's SEC Form 10-K for the fiscal year ending December 31, 2012 (see Part III thereof) which is available on the SEC's website, www.sec.gov.
FCC's principals are as follows: Joseph D. Reid, Chairman of the Board and Chief Executive Officer; Brian K. English, General Counsel; David D. Fortune, Chief Credit Officer; Cristin K. Reid, Corporate President; and Todd C. Surline, Chief Administrative Officer.  FCC's principals receive no compensation or other remuneration in consideration of their positions with FCC.

Pre-Confirmation Capitalization as of March 31, 2013
$ in millions

	Amount Outstanding

Secured
Senior Notes	$7.0

Unsecured
Trust Preferred Securities	151.3
Series A Preferred(1)	9.0

Total Debt	$173.3

Equity Ownership:

Existing Common Stock	N/	A

(1)	Denotes amount of current obligations outstanding to holders of the Series A Preferred.

The Company's legal advisor is Honigman Miller Schwartz and Cohn LLP.  It can be contacted at:
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
Attn:  E. Todd Sable
Direct: (313) 465-7548
Fax: (313) 465-7549

ARTICLE 2.
PLAN SUMMARY
IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.
2.1	Administrative Claims Other Than Fee Claims
The rights of each Holder of an Allowed Administrative Claim are Unimpaired by the Plan.  Each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim on the date on which its Allowed Administrative Claim becomes payable under applicable law or any agreement relating thereto.  Persons asserting the right to payment of an unpaid Administrative Claim arising prior to Confirmation must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Court an application for final allowance of such Administrative Claim no later than 45 days after the Effective Date.
2.2	Fee Claims
Professionals or other Persons asserting a Fee Claim for services rendered before the Confirmation Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be filed and served on the Debtors and the requesting party by 30 days after the filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.
2.3	Priority Tax Claims
(i)
The rights of each Priority Tax Creditor are Unimpaired by the Plan.  Each Priority Tax Creditor shall receive Cash equal to the unpaid portion of its Allowed Priority Tax Claim on the date on which its Allowed Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

(ii)	The Debtors and the Michigan Department of Treasury and the IRS, pursuant to a prior stipulation [Docket No. 246], have agreed to certain language to be included in the Confirmation Order:
a.	Provision relating to interest rate on taxes:
Debtors have filed an appeal of their Michigan Business Tax assessment to the Michigan Tax Tribunal.  In the even it is finally determined  that Debtors owe administrative and/or priority tax debt to the State of Michigan, Debtors shall pay interest as determined under applicable non-

bankruptcy law, as required by 11 U.S.C. § 511.  The interest rate for the State of Michigan shall be the rate in effect as of the date of Confirmation, and shall accrue commencing on the Effective Date of the Plan.  After the Debtors' liability for Michigan Business Tax, if any, is finally resolved, including all appeals and/or under 11 U.S.C. § 505 , the Debtors shall pay such taxes according to 11 U.S.C. § 1129(a)(9) or whatever payment plans may be agreed to between Debtors and Michigan.
The Joint Committee on Taxation of the U.S. Congress has approved the compromise between Debtors and the IRS relating to Source Years 2008, 2009 and Refund Years 2004, 2005, 2006, 2007.  The Debtors shall pay the liabilities pursuant to 11 U.S.C. § 1129(a)(9) and interest under 11 U.S.C. § 511, unless otherwise agreed between the IRS and the Debtors.
b.	Provision for Curing or Waiving Defaults:
Upon the failure of the Debtors to make any payments due on a priority or secured tax claim that is not cured within 30 days of a written notice of default by the tax creditor, such tax creditor may exercise all rights and remedies available under non-bankruptcy law for the collection of its entire claim, or seek appropriate relief in this Court.
c.	Provision Limiting the Scope of Exculpation:
Notwithstanding any provision to the contrary in the Confirmation Order, the Disclosure Statement, the Plan or any Plan document, nothing shall (1) affect the ability of the State of Michigan or the IRS to pursue, to the extent allowed by non-bankruptcy law, any non-debtors for any liabilities that may be related to any tax liabilities owed by the Debtors, or (2) affect the rights of the State of Michigan or the IRS to assert setoff and recoupment, and such rights are expressly preserved.  Moreover, the Debtors agree that they will timely file or cause to be filed all required state tax returns and shall otherwise comply with the provisions of the State of Michigan Tax Code and the Internal Revenue Code.
2.4	Full Settlement
The treatment provided for in this Article II is in full settlement, release and discharge of all Administrative Claims, existing as of the Effective Date of the Plan.
ARTICLE 3.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS
3.1	Introduction
The Plan places all Claims and Equity Security Interests, except unclassified Claims provided for in Article II, in the Classes listed below.  Claims and Equity Security Interests are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Security Interest is placed in a particular Class only to the extent that it falls within the description of that Class and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.  A Claim or Equity Security Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Security Interest is an Allowed Claim or Allowed Equity Security Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.
3.2	Summary of Classes, Voting Rights, Treatment and Estimated Recovery for Capitol
Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Senior Note Claims	Impaired. Entitled to vote.
The Debtors are presently unable to estimate a recovery for any of the Classes of Claims and Equity Security Interests of Capitol.  The extent of such recovery, if any, will be dependent on the results of the Sale Process and/or Reorganization.  To the extent the Sale Process and/or Reorganization results in Proceeds or other value, which the FDIC and/or other Bank Regulators may, to the extent of their authority, have the power to restrict and/or permit the Debtors to distribute in furtherance of this Plan, such distribution(s), if any, shall be made upon completion of the Sale Process and liquidation of any remaining assets of the Debtors' Estates pursuant to the provisions of the Liquidating Trust (assuming no Reorganization), or forthwith upon the closing effecting the Reorganization, and in the following order of priorities:  (i) pro rata to pay Administrative Creditors; (ii) pro rata to pay Priority Creditors; (iii) pro rata to pay General Unsecured Creditors, Allowed Senior Note Claims and Allowed Trust Preferred Securities Claims; provided, however, that Holders of Allowed Trust Preferred Securities Claims shall be deemed to have contributed any and all pro rata distributions to which they would otherwise be entitled to the payment of Allowed Senior Note Claims until such time, if any, as Holders of Allowed Senior Note Claims have been paid in full.

Class 2 – Trust Preferred Securities Claims	Impaired. Entitled to vote.
Class 3 – Other Priority Claims	Impaired. Entitled to vote.
Class 4 – General Unsecured Claims	Impaired. Entitled to vote.
Class 5 – Capitol's Series A Preferred Stock	Impaired. Deemed to have rejected the Plan.
Class 6 – Capitol's Common Stock	Impaired. Deemed to have rejected the Plan.
Class 7 – Intercompany Claims	Impaired. Entitled to Vote.

3.3	Summary of Classes, Voting Rights, Treatment and Estimated Recovery for FCC

Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Intercompany	Impaired. Entitled to Vote.	The statement above in Section 3.2 as to estimated recovery by Holders of Allowed Claims and Equity Security Interests of Capitol also applies to FCC.
Class 2 – FCC's Equity Security Interests	Impaired. Entitled to Vote.

3.4	Classified Claims and Equity Security Interests for Capitol
1.	Class 1 – Senior Note Claims
(i)	Classification: Class 1 consists of all Senior Note Claims.
(ii)	Treatment: The Senior Note Claims are Impaired by the Plan.
(iii)	Voting: Holders of Class 1 Senior Note Claims are entitled to vote to accept or reject the Plan.
2.	Class 2 – Trust Preferred Securities Claims
(i)	Classification: Class 2 consists of all Trust Preferred Securities Claims.
(ii)	Treatment: The Trust Preferred Securities Claims are Impaired by the Plan.
(iii)	Voting: Holders of Class 2 Trust Preferred Securities Claims are entitled to vote to accept or reject the Plan.
3.	Class 3 - Other Priority Claims
(i)	Classification: Class 3 consists of all Claims entitled to priority under section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.
(ii)	Treatment: The rights of each Priority Creditor are Impaired by the Plan.
(iii)	Voting: Holders of Class 3 Other Priority Claims are entitled to vote to accept or to reject the Plan.
4.	Class 4 - General Unsecured Claims

(i)
Classification:  Class 4 consists of all Claims that are not Administrative Claims, Senior Note Claims, Trust Preferred Securities Claims, Secured Claims, Impaired Claims, Other Priority Claims, or Priority Tax Claims.

(ii)	Treatment: The rights of each Holder of an Allowed General Unsecured Claim are Impaired by the Plan.
(iii)	Voting: Holders of Class 4 General Unsecured Claims are entitled to vote to accept or to reject the Plan.
5.	Class 5 – Company's Series A Preferred Stock
(i)	Classification: Class 5 consists of all Company's Series A Preferred Stock Equity Security Interests in Capitol Bancorp.
(ii)	Treatment: Company's Series A Preferred Stock Equity Security Interests are Impaired by the Plan.
(iii)	Voting: Holders of Class 5 Company's Series A Preferred Stock Equity Security Interests shall not be solicited and shall be deemed to have rejected the Plan.
6.	Class 6 – Company's Common Stock
(i)	Classification: Class 6 consists of all Company's Common Stock Equity Security Interests in Capitol Bancorp.
(ii)	Treatment: Company's Common Stock Equity Security Interests are Impaired by the Plan.
(iii)	Voting: Holders of Class 6 Company's Common Stock Equity Security Interests shall not be solicited and shall be deemed to have rejected the Plan.
7.	Class 7 – Intercompany Claims
(i)	Classification: Class 7 consists of claims that would otherwise be General Unsecured Claims but for the fact that they are owed by Capitol to FCC.
(ii)	Treatment: Holders of Class 7 Intercompany Claims are Impaired by the Plan.
(iii)	Voting: Holders of Class 7 Intercompany Claims are entitled to vote to accept or reject the Plan.
3.5	Classified Claims and Equity Security Interests for FCC
1.	Class 1 – Intercompany Claims

(i)	Classification: Class 1 consists of all Intercompany Claims against FCC.
(ii)	Treatment: Class 1 Intercompany Claims against FCC are Impaired by the Plan.
(iii)	Voting: Holders of Class 1 Intercompany Claims are entitled to vote to accept or reject the Plan.
2.	Class 2 – FCC's Equity Security Interests
(i)	Classification: Class 2 consists of the Equity Security Interests in FCC.
(ii)	Treatment: Class 2 Equity Security Interests in FCC are Impaired by the Plan.
(iii)	Voting: Holders of Class 2 Equity Security Interests in FCC are entitled to vote to accept or reject the Plan.
ARTICLE 4.

ACCEPTANCE OR REJECTION OF THE PLAN
4.1	Acceptance or Rejection of the Plan
1.
All Capitol and FCC Classes are impaired and entitled to vote to accept or reject the Plan; provided, however, that Capitol Classes 5 and 6 shall be deemed to have rejected the Plan and the votes of members of those Classes shall not be solicited.

4.2	Acceptance by Impaired Classes
1.
An Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

2.
An Impaired Class of Equity Security Interests shall have accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Equity Security Interests actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

4.3	Cramdown Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims.  If necessary, the Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Security Interests.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
4.4	Controversy Regarding Impairment
If a controversy arises as to whether any Claims or Equity Security Interests, or any Class of Claims or Equity Security Interests, are Impaired, the Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
4.5	Voting Procedures
Under the Bankruptcy Code, the only classes that are entitled to vote to accept or reject a plan are classes of claims, or equity interest, that are impaired under the plan.  Accordingly, classes of claims or interests that are not impaired are not entitled to vote on the plan.
Creditors that hold claims in more than one impaired class are entitled to vote separately in each class.  Such a creditor will receive a separate ballot for all of its claims in each class (in accordance with the records of the Clerk of the Court) and should complete and sign each ballot separately.  A creditor who asserts a claim in more than one class and who has not been provided with sufficient ballots may photocopy the ballot received and file multiple ballots.
Votes on the plan will be counted only with respect to claims: (a) that are listed on the Debtor's Schedules of Assets and Liabilities other than as disputed, contingent or unliquidated; or (b) for which a proof of claim was filed on or before the bar date set by the Court for the filing of proofs of claim (except for certain claims expressly excluded from that bar date or which are allowed by Court order).  However, any vote by a holder of a claim will not be counted if such claim has been disallowed or is the subject of an unresolved objection, absent an order of the Court allowing such claim for voting purposes pursuant to 11 U.S.C. § 502 and Bankruptcy Rule 3018.
Voting on the plan by each holder of a claim or interest in an impaired class is important.  After carefully reviewing the plan and disclosure statement, each holder of such a claim or interest should vote on the enclosed ballot either to accept or to reject the plan, and then return the ballot by mail to the debtor's attorney by the deadline previously established by the court.
Any ballot that does not appropriately indicate acceptance or rejection of the plan will not be counted.
A ballot that is not received by the deadline will not be counted.
If a ballot is damaged, lost, or missing, a replacement ballot may be obtained by sending a written request to the debtor's attorney.
4.6	Acceptance

The Bankruptcy Code defines acceptance of a plan by an impaired class of claims as acceptance by the holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class which actually cast ballots.  The Bankruptcy Code defines acceptance of a plan by an impaired class of equity interests as acceptance by holders of at least two-thirds in number of the equity interests of that class that actually cast ballots.  If no creditor or interest holder in an impaired class votes, then that class has not accepted the plan.
4.7	Confirmation
11 U.S.C. § 1129(a) establishes conditions for the confirmation of a plan.  These conditions are too numerous and detailed to be fully explained here.  Parties are encouraged to seek independent legal counsel to answer any questions concerning the chapter 11 process.
Among the several conditions for confirmation of a plan under 11 U.S.C. § 1129(a) are these:
1.            Each class of impaired creditors and interest must accept  the plan, as described in Section 4.6 above.
2.            Either each holder of a claim or interest in a class must accept the plan, or the plan must provide at least as much value as would be received upon liquidation under Chapter 7 of the Bankruptcy Code.
4.8	Modification
The Debtors reserve the right to modify or withdraw the plan at any time before confirmation.
4.9	Effect of Confirmation
If the plan is confirmed by the Court:
1.            Its terms are binding on the debtor, all creditors, shareholders and other parties in interest, regardless of whether they have accepted the plan.
2.            Except as provided in the plan:
(a)            In the case of a corporation that is reorganizing and continuing business:
(1)            All claims and interests will be discharged.
(2)            Creditors and shareholders will be prohibited from asserting their claims against or interests in the debtor or its assets.
(b)            In the case of a corporation that is liquidating and not continuing its business:
(1)            Claims and interests will not be discharged.
(2)            Creditors and shareholders will not be prohibited from asserting their claims against or interests in the debtor or its assets.

ARTICLE 5.

MEANS FOR IMPLEMENTATION OF THE PLAN
5.1	OVERVIEW OF PLAN
As hereinafter provided, from and after the Confirmation Date, the Debtors shall commence a competitive sale process to sell and convey each of their remaining non-debtor subsidiary banks, individually or in groups, subject to Applicable Banking Laws and any requisite approvals by the Bank Regulators, and free and clear of Liens, pursuant to sections 363(b) and (f) of the Bankruptcy Code; provided, however, that at any time the Debtors may invoke the Toggle Option.4
5.2	SALE PROCESS
1.	Sale Procedures
Prior to or contemporaneous with the filing of this Plan, the Debtors have filed a motion for approval of sale and bidding procedures in furtherance of the Sale Process.  In connection with the Sale Procedures motion, the Debtors have prepared and filed with the Court a proposed purchase agreement to be used as a form for negotiating any stalking horse and competitive bidder purchase agreements.
2.	Marketing
Pursuant to the Sale Procedures, as the same may be amended from time to time pursuant to an order of the Court, the Debtors shall have the Marketing Period in which to market for sale the Debtors' remaining non-debtor subsidiary banks, individually or in groups, and for the Debtors to enter into one or more stalking horse purchase agreements for the sale of any bank or combination of banks.  The Debtors shall be permitted to conduct sales and closings thereon within, and prior to the conclusion of, the Marketing Period.  The deadline for obtaining any requisite approvals by the Court and Bank Regulators and to close any and all of such sales will be the Sale Deadline.  The Debtors shall be permitted to merge or otherwise combine banks, subject to Applicable Banking Laws and requisite approvals by the Bank Regulators in order to enhance marketing prospects or otherwise in furtherance of the Sale Process.  Upon execution of any stalking horse purchase agreement for one or more of the banks, such agreement shall be filed with the Court and a competitive bid process shall ensue, which will include the possibility of a public auction, as hereinafter summarized and as the same may be modified by subsequent order of the Court.  If at the end of the Marketing Period the Debtors have not identified a

4 The description of the proposed Sale Process herein is for summary purposes only.  Holders of Impaired Claims and Equity Security Interests are encouraged to review the Sale Procedures motion and the exhibits thereto, including the proposed Sale Procedures Order.  The Debtors intend to provide to Holders in one or more Plan Supplements any material modifications to the Sale Procedures, as well as copies of any orders entered by the Court, and any materials otherwise hereafter required by the Court to be served on Holders, regarding the Sale Procedures.

stalking horse purchaser for any particular bank(s), the Debtors will determine whether (a) such bank(s) should be auctioned by the Debtors pursuant to the competitive bidding process described below, or (b) be subject to the Toggle Option.
3.	Bid Deadline; Qualified Bidder; Qualified Bid
Within the Bid Deadline, any competing bidders will be required to, among other things, submit their bid and a marked version of such stalking horse purchase agreement.  If Qualified Bids (defined below) other than the stalking horse bid are received from Qualified Bidders by the Bid Deadline, an auction shall be held at the offices of Debtors' counsel in Detroit, Michigan, at which the highest and best offer for the subject bank(s) will be accepted by the Debtors.  If no Qualified Bids other than the stalking horse bid are received, the Debtors will be authorized to promptly close the sale to the stalking horse bidder.
A "Qualified Bidder" is a potential overbidder which has provided evidence satisfactory to the Debtors, in their reasonable discretion following consultation with the Committee, that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the purchase agreement in the event that it submits the prevailing bid at the auction.  To demonstrate that an overbidder is capable and qualified financially to perform its obligations under the purchase agreement, such overbidder shall provide (a) bank statements, current financial statements or other reasonable evidence, or (b) if the overbidder is an entity formed for the purpose of acquiring one or more banks, current financial statements or other reasonable evidence of the financial capability of the equity holders of the overbidder, or (c) written evidence of a financing commitment, free of contingencies, sufficient to permit the consummation of the transactions in question.
A "Qualified Bid" is a written offer contained in fully-executed transaction documents, including pursuant to which a Qualified Bidder proposes to effectuate the purchase of one or more banks that:
A.
establishes terms and conditions pertaining to the sale substantially as set forth in the stalking horse purchase agreement or such alternate purchase and sale agreement that the Debtors determine, in their sole and absolute discretion, is no less favorable than the terms and conditions of the stalking horse purchase agreement;

B.	results in a value to the Debtors, in their sole and absolute discretion, that is more than the "Minimum Overbid" (as defined and specified in the particular sale notice);
C.	does not request or entitle the bidder to any transaction or breakup fee, expense reimbursement, termination, or similar type of fee or payment;
D.
is accompanied by a cash deposit in the amount of at least 10% of their Qualified Bid amount, which amount shall be deposited with an escrow agent acceptable to Debtors, in their sole and absolute discretion, so as to be received on or prior to the Bid Deadline;

E.	is accompanied by a clean and duly executed purchase agreement and a marked version, if applicable, reflecting the variations from the stalking horse purchase agreement;
F.	identifies with particularity each and every Executory Contract and/or Unexpired Lease proposed to be assumed, the assumption and assignment of which is a condition to closing;
G.	contains a satisfactory representation that the bidder is financially capable of consummating the transactions contemplated by the purchase agreement;
H.
contains financial and other information that the Debtors determine in their sole discretion is sufficient to allow them to evaluate and confirm the bidder's financial and other capabilities to consummate the transactions contemplated by the purchase agreement, including evidence reasonably satisfactory to the Debtors that such bidder has received, in writing, debt and/or equity funding commitments (without contingencies) or has financial resources readily available sufficient in the aggregate to finance the purchase of the bank(s), and financial and other information establishing adequate assurance of future performance under section 365 of the Bankruptcy Code (which information may be served by the Debtors on Executory Contract or Unexpired Lease counterparties);

I.	does not contain any due diligence or financing or other contingencies of any kind, with the sole exception of Court approval and approval of the Bank Regulators, if required;
J.	fully discloses the identity of each entity that will be bidding for the bank(s) or otherwise participating in connection with such bid, and the complete terms of any such participation;
K.	states that the offering party consents to the core jurisdiction of the Bankruptcy Court;
L.
includes evidence of authorization and approval from the bidder's board of directors (or comparable governing body) with respect to the submission, execution, delivery and closing of the purchase agreement; and

M.	includes preliminary approval of the transactions contemplated by the purchase agreement from the FDIC and any other applicable Bank Regulators, if and to the extent required.
Proceeds will be escrowed, on the terms of a form of escrow agreement acceptable to the FDIC, subject to the extent of the FDIC's authority to require the same, pursuant to which the Proceeds will be (i) used to recapitalize the Debtors' remaining subsidiary banks and/or (ii) to otherwise remain in escrow for the benefit of the Debtors' Estates and for distribution in accordance with the terms of the Plan.
5.3	Toggle Option to Reorganization

At any time prior to, or during, the Sale Process, the Debtors may convert from a liquidation to a Reorganization; provided, however, that each of the following conditions is satisfied:  (1) the Debtors' then remaining subsidiary banks are "adequately capitalized" within the meaning ascribed to such requirement by the FDIC, (2) the Debtors have received a non-contingent (other than with respect to Court approval) commitment for financing sufficient to enable the Debtors: (a) to pay all Allowed Administrative and Priority Claims, and (b) to recapitalize the Debtors' remaining subsidiary banks such that they are projected to be "adequately capitalized" for a period of at least twelve (12) months after the Effective Date, and (3) the Debtors serve written notice on all Holders of Claims and Equity Security Interests of the conversion to a Reorganization and evidencing the satisfaction of the aforementioned conditions (the "Toggle Option").
In the event of a Reorganization, equity in the Reorganized Debtors will be distributed: (1) first, to the new Equity Investor(s) providing the funds for the Reorganization to the extent of the value of such investment, (2) second, to Holders of Allowed Senior Note Claims to the extent of the value of their Claims, and (3) third, to the extent Holders of Allowed Senior Note Claims have been paid in full, to the Holders of Allowed Trust Preferred Securities Claims to the extent of the value of their Claims.  In the event of a Reorganization, in lieu of distributing equity to Holders of Allowed General Unsecured Claims, the Debtors, at their option, may distribute cash to such Holders of Allowed General Unsecured Claims equivalent in value to what they would receive in a distribution of equity.  In the event that existing Holders of Equity Security Interests in the Debtors are to retain all or a portion of such Equity Security Interests as part of a Reorganization, the "new value exception" to section 1129(b)(2)(B)(ii) of the Bankruptcy Code shall be satisfied.
5.4	Alternative Resolution
In the event the Sale Process does not result in the sale of all of the remaining subsidiary banks, and the Toggle Option is not invoked by the Debtors such that a Reorganization occurs, the Debtors may elect to continue to auction the remaining subsidiary banks pursuant to the competitive bidding process described herein.
Upon the earlier of: (a) completion of the Sale Process, with all subsidiary banks having been sold and the closings thereon having been concluded, such that the Debtors are no longer bank holding companies (as defined under the BHCA) or (b) the occurrence of the Sale Deadline, the Debtors will establish a Liquidating Trust in the form of Exhibit A to the Plan to complete the liquidation of any remaining assets of the Debtors, to pursue any claims that the Debtors' Estates may have, to handle objections to Claims and to collect and distribute all proceeds of such remaining liquidation, including any remaining Proceeds from the Sale Process, in accordance with the distribution provisions of this Plan.  As provided therein, the Liquidating Trust will be entitled to pursue all Causes of Action under chapter 5 of the Bankruptcy Code.  The Liquidating Trust will be entitled to pursue a post-liquidation holding company transaction to the extent that one can be formulated.
If the Debtors invoke the Toggle Option to a Reorganization, no Liquidating Trust will be established and the right to pursue any claims that the Debtors' Estates may have, including

Causes of Action under chapter 5 of the Bankruptcy Code, and to handle objections to Claims will remain with the Reorganized Debtors.
5.5	Securities Issues
Neither the Disclosure Statement nor Plan constitutes an offer to sell or the solicitation of an offer to buy any Securities in connection with a possible Reorganization.  Any Securities that may be offered in a Reorganization will not be registered with the SEC and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.
5.6	Continued Corporate Existence
In the event of a Reorganization, the Reorganized Debtors shall continue to exist as corporate entities, in accordance with the applicable law in the jurisdiction in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as such certificates of incorporation and bylaws are amended pursuant to this Plan.  In the event of a Reorganization, in the future, either Reorganized Debtor may acquire other businesses or merge with other entities.
5.7	Amended Certificates of Incorporation and By-laws
In the event of a Reorganization, Reorganized Capitol Bancorp shall adopt the First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the First Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized Capitol Bancorp shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.
In the event of a Reorganization, Reorganized FCC shall adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the Amended Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended Articles of Incorporation and the Amended and Restated Bylaws for Reorganized FCC shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.
5.8	Administration of the Plan
The Debtors, the Liquidation Trustee, or the Disbursing Agent, as applicable, shall administer the Plan and will: (1) collect property of the Estates, (2) pay the Estates' Professionals, pursuant to Court order authorizing such payment; (3) adjust and pay post-Confirmation Claims against the Debtors; (4) prosecute and/or compromise and settle Causes of Action held by the Debtors against other parties, including, but not limited to claims arising under chapter 5 of the Bankruptcy Code; (5) disburse the distributions required by the Plan; and (6) carry out any other duties that the Debtors are required to perform under applicable law.
5.9	Certain Regulatory Actions

Except as otherwise specifically provided herein, nothing in this Plan shall affect the any regulatory or enforcement action not in conflict herewith instituted by the Bank Regulators at any time before or after the Effective Date.
5.10	Issuance of New Capitol Bancorp Stock
In the event of a Reorganization, as of the Effective Date, the issuance of New Capitol Bancorp Stock will be authorized without further act or action under applicable law, regulation, order or rule.  All such stock to be issued will be deemed issued as of the Effective Date regardless of the date on which it is actually distributed.  The issuance and distribution of the New Capitol Bancorp Stock is exempt from the registration requirements of the Securities Act and any state or local laws requiring registration, by reason of one or more exemptions therefrom, including, but not limited to, section 4(2) thereof, and the issuance of such stock is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.
5.11	Revesting of Assets
In the event of a Reorganization, the property of the Capitol Bancorp Estate, together with any property of Capitol Bancorp that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized Capitol Bancorp.  Thereafter, Reorganized Capitol Bancorp may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  All property of Reorganized Capitol Bancorp shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.
In the event of a Reorganization, the property of the FCC Estate, together with any property of FCC that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized FCC.  Thereafter, Reorganized FCC may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  All property of Reorganized FCC shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.
Without limiting the generality of the foregoing, the Debtors may each, without application to or approval by the Court, pay Professional Fees that they incur after the Confirmation Date.
5.12	Preservation of Causes of Action
Except as otherwise provided in this Plan or in the Confirmation Order, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, (1) Reorganized Capitol Bancorp, the Debtors, and/or the Liquidation Trustee, as applicable, shall retain and may enforce, sue on, settle and compromise (or decline to do any of the foregoing) any or all rights, offsets, defenses, Claims, demands or Causes of Action that Capitol Bancorp or its Estate may hold against any Person or Entity and (2) Reorganized FCC, the Debtors and/or the Liquidation Trustee, as applicable, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all rights, offsets, defenses, Claims, demands or Causes of Action, that FCC or its Estate may hold against any Person or Entity; including, without limitation, those listed on Exhibit B to the Plan.  Accordingly, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action by virtue of, or in connection with, the confirmation, consummation of effectiveness of this Plan.  The Debtors, the Liquidation Trustee, and/or each Reorganized Debtor, as applicable, and/or its successor(s), may pursue such retained rights, offsets, defenses, Claims, demands and/or Causes of Action as appropriate, in accordance with the best interests of such Debtor, the Liquidating Trust and/or  Reorganized Debtor, as applicable, or its successor(s), who hold such rights.
5.13	Exemption from Certain Transfer Taxes
Pursuant to section 1146 of the Bankruptcy Code, any transfers or mortgages from or by (1) Capitol Bancorp to Reorganized Capitol Bancorp or any other Person or Entity pursuant to the Plan or (2) FCC to Reorganized FCC or any other Person or Entity pursuant to the Plan, or (3) either or both of the Debtors to the Liquidating Trust shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
5.14	Effectuating Documents; Further Transactions
The chairperson of the Board of Directors, president, chief financial officer, or any other appropriate officer of each of the Debtors, as the case may be, shall be authorized to execute, deliver, file and record such contracts, instruments, releases, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The secretary or assistant secretary of each of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
5.15	Professional Fee Reserve
On the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount for all Professionals.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals with respect to fees and expenses incurred during and related to the Sale Process and/or the Reorganization.  Such funds shall not be property or be deemed property of either of the Debtors.  Professionals shall be paid from the Professional Fee Escrow Account as and when such post-Confirmation Fee Claims are Allowed by a Court order; provided that the Debtors' or the Reorganized Debtors' liability for post-Confirmation Fee Claims shall not be limited nor be deemed to be limited to the funds available from the Professional Fee Escrow Account.  When all post-Confirmation Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable.
5.16	Professional Fee Reserve Amount

On or before the Confirmation Date, the Professionals shall estimate their post-Confirmation Fee Claims and shall deliver such estimate to the Debtors.  If a Professional does not provide an estimate, the Debtors may estimate the fees and expenses constituting the post-Confirmation Fee Claim of such Professional.  One Hundred (100%) percent of the total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional.  The duties and responsibilities of the Post-Confirmation Creditors' Committee are expressly limited as provided at Article XIII. F of the Plan.
5.17	Retention of Professionals by the Reorganized Debtors
The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, will be authorized to retain attorneys, accountants and other Professionals as necessary to implement the Plan, on any reasonable terms, without further order of the Court.  The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may retain counsel that previously represented the Debtors as chapter 11 counsel or represented any Committee, and such prior representation shall not be deemed a conflict of interest.  The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may pay reasonable compensation to their retained Professionals without review or approval by the Court.
5.18	Reserve for Plan Expenses
As soon as practicable after the Effective Date, the Debtors may set aside the Expense Reserve.  Any Cash in the Expense Reserve at the time of the closing of the Chapter 11 Cases shall be distributed in accordance with the priority of payment set forth in the Plan or the Liquidating Trust, as applicable.
5.19	Section 1145 Exemption
Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Plan and all agreements incorporated herein, including the New Capitol Bancorp Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Capitol Bancorp Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (2) compliance with the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; and (3) compliance with the Applicable Banking Laws, if any, applicable at the time of any future transfer of such Securities or instruments, including without limitation, making appropriate filings with and obtaining necessary approvals from the Bank Regulators.  Notwithstanding the foregoing, if section 1145 does not apply, the Debtors will rely on section 4(2) of the Securities Act which provides that the registration requirements of section 5 of the Securities Act shall not apply to the offer and sale of a security in connection with transactions not involving any public offering.  By virtue of section 18 of the Securities Act, section 4(2) also provides that any state Blue Sky Law requirements shall not apply to such offer or sale.  In general, shares acquired from an issuer (such as the Debtors) in a transaction exempt under section 4(2) of the Securities Act may not be resold absent registration of such Securities for resale or an available exemption from the registration requirements under the Securities Act.  If section 4(2) of the Securities Act, rather than section 1145 of the Bankruptcy Code, is applicable, then the shares of New Capitol Bancorp Stock issued under the Plan would be subject to the aforesaid restrictions on resale and would not be freely transferable in the United States or to, or for the account or benefit of, a U.S. person, as defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
5.20	Cancellation of Securities and Agreements
On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Debentures and the related Indentures, under the Declarations and under the Guarantee Agreements, and any other share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim or Equity Security Interests, shall be canceled as to the Debtors, and the Debtors, the Liquidation Trustee and the Reorganized Debtors, as applicable, shall not have any continuing obligations thereunder; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Equity Security Interest shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan as provided herein.  On the Effective Date, except to the extent otherwise provided herein, any indenture agreement or other instrument relating to any of the foregoing (including without limitation, the Indentures, the Debentures, the Guarantee Agreements, and the Declarations), shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.
5.21	Cancellation of Existing Rights to Acquire Equity Securities
Except as otherwise expressly provided in the Plan, on the Effective Date, all of the agreements and other documents evidencing a right prepetition to acquire any Equity Security of either Debtor shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the applicable Debtor thereunder shall be discharged including, but not limited to, the obligations of either Debtor pursuant to (i) that certain Share Purchase Rights Plan adopted by Capitol on July 20, 2009 and the related Rights Agreement between the Company and BNY Mellon Shareholders Services LLC as Rights Agent dated as of July 21, 2009, and (ii) that certain Tax Benefit Preservation Plan dated as of July 21, 2011 by and between Capitol and Mellon Investors Services LLC.  To the extent any of these agreements are Executory Contracts, they will be deemed rejected upon Confirmation.
5.22	Other Accounts

The Debtors may retain whatever bank accounts the Debtors have presently and may establish one or more additional checking and/or interest-bearing accounts as they determine necessary and appropriate to effectuate the terms and provisions of this Plan.
5.23	Closing of the Chapter 11 Cases
When all Disputed Claims and Equity Security Interests have become Allowed Claims or Equity Security Interests, either by settlement or litigation, or have been disallowed by Final Order, and when all professional fee applications have been resolved, the Debtors may seek authority from the Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.
ARTICLE 6.

PROVISIONS GOVERNING DISTRIBUTIONS
6.1	Delivery of Distributions; Undeliverable or Unclaimed Distributions
1.	Disbursing Agent
Except as otherwise provided herein, all distributions under the Plan shall be made by the Disbursing Agent, the Debtors or the Liquidation Trustee, as applicable.  The Disbursing Agent or Liquidation Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  In the event that the Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Capitol Bancorp.
The Disbursing Agent, the Debtors or the Liquidation Trustee, as applicable, shall be empowered to:
(i)	effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan;
(ii)	make all distributions contemplated under the Plan;
(iii)	employ professionals to represent it with respect to its responsibilities; and
(iv)	exercise such other powers as may be vested in it by order of the Court, pursuant to the Plan or as deemed by it to be necessary and proper to implement the provisions of this Plan.
2.	Delivery of Distributions in General
Subject to Bankruptcy Rule 9010, distributions to each Holder of an Allowed Claim or Equity Security Interest shall be made at the address reflected in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder, whichever is applicable.  Unless the Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, have been notified in writing of a change of address, then the address in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder is conclusively presumed to be the correct address of the Holder.
3.	Undeliverable and Unclaimed Distributions
(i)	Holding of Undeliverable and Unclaimed Distributions
If any Holder's distribution is returned as undeliverable, no further distributions to that Holder shall be made unless and until the Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, receive notice of the Holder's then-current address, at which time all outstanding distributions shall be made to the Holder. Undeliverable distributions shall be returned to the Debtors, the Liquidation Trustee or Reorganized Capitol Bancorp, as applicable, until such distributions are claimed.  The Debtors shall establish a segregated account to serve as the unclaimed distribution reserve, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed.
(ii)	Failure to Claim Undeliverable Distributions
Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before ninety (90) days after it is first transmitted shall be deemed to have fully and forever been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Liquidating Trust, the Reorganized Debtors, or their property.  After ninety (90) days after being first transmitted as a distribution and being undeliverable, such funds shall be withdrawn from any amounts remaining in the unclaimed distribution reserve for distribution in accordance with this Plan.
6.2	Minimum Distributions
The Debtors, the Liquidation Trustee or the Disbursing Agent, as applicable, shall not be required to make any distribution of less than $25.00. Any retained distributions shall be held in the Expense Reserve for Plan Expenses.  When the Debtors, the Liquidation Trustee or the Disbursing Agent, as applicable, determines that the Expense Reserve for Plan Expenses is no longer necessary, any remaining funds will be redistributed to Creditors or Equity Security Interest Holders in accordance with the terms and priorities of the Plan and then paid to the Debtor or Reorganized Debtors, if applicable.
6.3	Withholding and Reporting Requirements
In connection with this Plan and all distributions hereunder, Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements.  The Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.  Notwithstanding any other provision of this Plan (i) each Holder of an Allowed Claim that is to receive a distribution of shares of New Capitol Bancorp Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Disbursing Agent's satisfaction, established an exemption therefrom.  Any distribution of shares of New Capitol Bancorp Stock to be made pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article IV hereof.
6.4	Setoffs and Recoupment
The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against, or recoup from, any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may have against the Claim's Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, of any claim that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors may have.
ARTICLE 7.

PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS
7.1	Claims Bar Date
Unless disputed by a Holder of a Claim or otherwise provided herein, the amount set forth in the Schedules of the Debtors shall constitute the amount of the Allowed Claim or Equity Security Interest of such Holder.  In order for a Holder of a Claim or contest the Debtors' Schedules with respect to the Allowed amount of such Holder's Claim or Equity Security Interest, such Holder must have filed a Proof of Claim or Proof of Interest, as applicable, by the Bar Date.
7.2	Disputed Claims Process
The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, and all Creditors and parties-in-interest shall have the right to make and file objections to any Claim or Equity Security Interest until the Objection Deadline.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.
The Debtors, the Liquidation Trustee, and/or the Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether they have previously objected to such Claim or whether the Court has ruled on any objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  Each of the aforementioned objection, estimation, and resolution procedures are cumulative and are not exclusive of one another.
7.3	Distributions Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim or Equity Security Interest is Disputed, no payment or distribution provided hereunder will be made on account of the Disputed portion of such Claim or Equity Security Interest unless and until such Disputed Claim or Equity Security Interest becomes an Allowed Claim or Equity Security Interest.
7.4	Distributions After Allowance
To the extent that a Disputed Claim or Equity Security Interest ultimately becomes an Allowed Claim or Equity Security Interest, a distribution on account of such Allowed Claim or Equity Security Interest shall be made to the Holder of such Allowed Claim or Equity Security Interest in accordance with the provisions of the Plan as soon as practicable after the date that the order or judgment of the Court allowing such Disputed Claim or Equity Security Interest becomes a Final Order, as if the Disputed Claim or Equity Security Interest had been an Allowed Claim or Equity Security Interest on the Effective Date, without any post-Effective Date interest thereon.
ARTICLE 8.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
8.1	Assumed Contracts and Leases
The filing of this Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all Executory Contracts and Unexpired Leases to which either of the Debtors is a party, except for any Executory Contract or Unexpired Lease that, prior to the Effective Date (1) has been assumed or rejected pursuant to Final Order of the Court; (2) previously expired or terminated pursuant to its own terms; (3) is expressly rejected or terminated by the terms of this Plan; or (4) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtors.  The Confirmation Order shall constitute an order of the Court under section 365 of the Bankruptcy Code approving the assumption of all such Executory Contracts and Unexpired Leases as of the Effective Date.
Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (1) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (2) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.
Each Executory Contract assumed pursuant to this Plan (or pursuant to other Court order) shall remain in full force and effect and be fully enforceable by the applicable Debtor or Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing and providing for its assumption or applicable law.
Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease.
The Debtors hereby give notice that the Cure amounts for each Executory Contract and Unexpired Lease shall be zero dollars unless otherwise noticed in a Plan Supplement or other subsequent notice
8.2	Payments Related to Assumption of Contracts and Leases
Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed under the Plan is in default shall be satisfied under section 365(b)(1) of the Bankruptcy Code by the applicable Debtor upon assumption thereof by Cure in the ordinary course of business.  If there is a dispute regarding (1) the nature or amount of any Cure; (2) the ability of the Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.
8.3	Bar to Rejection Damages Claims
In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors or Reorganized Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Reorganized Debtors or property of the Estates unless a Proof of Claim is filed with the Court and served upon counsel for the Debtors or Reorganized Debtors on or before 30 days after the entry of an order by the Court, which may be the Confirmation Order, authorizing rejection of a particular Executory Contract or Unexpired Lease. No further notice of the rejection of an Executory Contract or Unexpired Lease shall be provided by the Debtors or the Estates, other than the Confirmation Order.
8.4	Objections to Rejection Damages Claims
The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, and all Creditors and parties-in-interest shall have the right to make and file objections to any Proof of

Claim until the later of (1) the Objection Deadline or (2) 60 days from the date of filing of such Proof of Claim.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.
8.5	Compensation, Benefit, and Pension Programs
All employee compensation, benefit, indemnification and pension programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated or rejected, shall be deemed to be, and shall be treated as though they are, Executory Contracts.
8.6	Insurance Policies
In the event of a Reorganization, each insurance policy of either of the Debtors, including, without limitation, all D&O Liability Insurance Policies, shall be assumed by the applicable Debtor and become an obligation of the applicable Reorganized Debtor pursuant to sections 365 and 1123 of the Bankruptcy Code to the extent such insurance policy is an Executory Contract.
8.7	Treatment of Change of Control Provisions
The entry of the Confirmation Order, consummation of the Plan and/or all other acts taken to implement the Plan shall not constitute a "change in control" under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control of the Debtors.
ARTICLE 9.

CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION
AND EFFECTIVE DATE
9.1	Conditions to Confirmation
The Plan's Confirmation is subject to the satisfaction or due waiver of the following condition precedent:
1.	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.
9.2	Conditions to Effective Date
Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

1.
The Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified, and the Confirmation Order shall have become a Final Order.

2.
All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

3.	The statutory fees owing to the United States Trustee shall have been paid in full.
4.	Any alteration or interpretation of any term or provision of the Plan by the Court pursuant to Article XI of the Plan shall be reasonably acceptable to the Debtors.
5.	The Debtors shall have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.
9.3	Waiver of Conditions
The conditions set forth above can be waived, in whole or in part, by the Debtors, at any time, without an order of the Court.  Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date's occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors).  The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

ARTICLE 10.

MODIFICATION; WITHDRAWAL
The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.
ARTICLE 11.

RETENTION OF JURISDICTION
Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, but subject to section 1812(j) of the FDIA, the Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:
A.
Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Security Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Security Interests;

B.
Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

C.
Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which either of the Debtors is party or with respect to which the Debtors may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease, (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or (3) any dispute regarding whether a contract or lease is or was executory or expired;

D.	Ensure that distributions to Holders of Allowed Claims and Equity Security Interests are accomplished pursuant to the provisions of the Plan;
E.
Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

F.
Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

G.	Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Court;
H.
Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

I.	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;
J.
Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

K.	Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;
L.	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;
M.	Adjudicate, decide, or resolve any and all matters related to Causes of Action;
N.	Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
O.	Adjudicate, decide, or resolve any and all disputes arising from or relating to distributions under the Plan;
P.	Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
Q.
Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

R.	Enforce all orders previously entered by the Court; and
S.	Enter a final decree closing the Chapter 11 Cases.

ARTICLE 12.

EFFECTS OF CONFIRMATION
12.1	Binding Effect
The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Equity Security Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.
12.2	Discharge of the Debtors
All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Equity Security Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Security Interests, upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Security Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtors prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the Holder of a Claim based upon such debt accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.
12.3	Injunction
Except as otherwise provided in the Plan, from and after the Confirmation Date, all Persons and entities who have held, hold, or may hold Claims against or Equity Security Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates, or any of their property on account of any such Claims or Equity Security Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any Lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.
12.4	Exculpation And Limitation Of Liability
Neither the Debtors nor any of their present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, shall have or incur any liability to any Holder of a

Claim or an Equity Security Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
Notwithstanding any other provision of this Plan, no Holder of a Claim or Equity Security Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estates, the Reorganized Debtors, or any of their respective present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.
As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code.  The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other Professionals have participated in good faith and in compliance with section 1125(e) of the Bankruptcy Code in the offer and issuance of the New Capitol Bancorp Stock under the Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Capitol Bancorp Stock under the Plan.
12.5	Releases And Indemnification By Debtors
Upon the Effective Date, the Debtors and any person claiming by or through any of them, including, without limitation, the Liquidation Trustee and/or any subsequently appointed Chapter 7 Trustee, for good and valuable consideration, and to the fullest extent permitted by applicable law, shall be deemed to have irrevocably and unconditionally, fully, finally and forever released, acquitted and discharged each of Debtors' respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and Professionals, acting in such capacity, from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, derivative, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing persons or entities would have been legally entitled to assert, based, in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors' Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan, or any related agreements, releases, indentures, and other agreements and documents delivered thereunder; and all such foregoing released parties shall be indemnified and held harmless by the Debtors and their Estates with respect to any and all of the foregoing matters, which indemnification and hold harmless provision shall be binding on any person claiming by or through the Debtors, including without limitation, the Liquidation Trustee and/or any subsequently appointed Chapter 7 Trustee.
12.6	Third Party Releases
For those Holders electing on their Ballot, to accept this Third Party Releases provision of the Plan, on the Effective Date, for good and valuable consideration, and to the fullest extent under applicable law, on their own behalf and on behalf of any person or entity claiming or acting through them, shall be deemed to have and hereby do irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge any person who served as a director, officer or management employee of the Debtors, and each of the Debtors' agents and Professionals, and each of their respective present and former members, parties, equity-holders, officers, directors, employees, representatives, attorneys, consultants and professionals from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured and unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the electing Holders would have been legally entitled to assert (in their own right, whether individually or collectively, or on behalf of the Holder of any Claim or Equity Security Interest or other person or entity), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors' Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan or any related agreements, instruments, releases, indentures, and other agreements and documents delivered thereunder.
ARTICLE 13.

MISCELLANEOUS PROVISIONS
13.1	Allocation of Plan Distributions Between Principal and Interest
To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.
13.2	Payment of Statutory Fees
All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.
13.3	Administrative Expenses Incurred After the Confirmation Date

Administrative expenses incurred by the Debtors or the Estates after the Confirmation Date, including (without limitation) Claims for Professionals' fees and expenses which are not the subject of a dispute, shall not be subject to application and may be paid by the Debtors or the Estates, as the case may be, in the ordinary course of business and without further Court approval; provided, however, that no Claims for Professional's fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.
13.4	Section 1125(e) of the Bankruptcy Code
As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and therefore are not and will not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.
13.5	Release of Liens
The Debtors, the Reorganized Debtors and all parties-in-interest, including, without limitation, any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of this Plan.  This shall include, without limitation, any execution by the Debtors or the Reorganized Debtors of UCC financing statements and the execution by Creditors of any UCC or mortgage discharges, releases or terminations, or similar documents, related to any Liens.  The Debtors and the Reorganized Debtors are authorized to file UCC termination statements on behalf of any Creditor who is requested to file a UCC termination statement and fails to promptly do so.
13.6	Post-Confirmation Creditors' Committee
On the Effective Date, the Committee shall be converted to the Post-Confirmation Creditors' Committee and its duties and responsibilities shall be expressly limited to: (1) ensuring that the Sale Process is conducted in accordance with the Sale Procedures, and/or (2) ensuring that a possible Reorganization satisfies the conditions of the Toggle Option, and (3) to object to or otherwise be heard with respect to applications filed pursuant to Sections 330 and 331 of the Bankruptcy Code and payments sought from the Professional Fee Reserve Amount, and (4) to raise and/or to be heard with respect to any disputes concerning or related to the Plan over which the Court has retained jurisdiction.
13.7	Severability of Plan Provisions
If, before Confirmation, the Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

13.8	Successors and Assigns
The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
13.9	Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Court, shall remain in full force and effect until distributions contemplated by this Plan have been made and the Court has entered an order closing the Chapter 11 Cases.
13.10	Notices to Debtors
Any notice, request, or demand required or permitted to be made or provided to or upon a Debtors under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail, and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:
CAPITOL BANCORP LTD.
Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:
HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

FINANCIAL COMMERCE CORPORATION

Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:
HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable
13.11	Governing Law
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Michigan shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of the applicable Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.
13.12	No Stay of Confirmation Order
The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7026.

RISK FACTORS
You should consider carefully the following risks and all the information set forth in this Disclosure Statement before making a decision whether to vote to accept or reject the Plan. You should read this entire "Risk Factors" section, regardless of what decision you may make as to whether to vote to accept or reject the Plan.
The information in this Disclosure Statement and any information, reports and other documents that may have previously been provided by the Company include forward-looking statements that involve risks and uncertainties. The actual results of the Company could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Disclosure Statement. See "Forward-Looking Statements." This section should be read in conjunction with Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 which is incorporated herein by reference.
Many factors could have an effect on the financial performance and condition of the Company. The Company is presently and, after confirmation of the Plan, will continue to be, subject to various risks resulting from changing economic, environmental, industry, business, financial and political conditions. The principal risk factors as they relate to the Plan are described below.
Risks of the Plan not being confirmed
A.	If the Plan is not confirmed, it is likely that Capitol will not be able to raise new money and FDIC receivership of additional banks is probable.
The FDIC may issue PCANs to banking subsidiaries falling below the "adequately-capitalized" regulatory-capital classification, and subsequently may issue PCADs.  PCADs may be issued when a bank, which has previously received a PCAN, has submitted two consecutive capital restoration plans which have been rejected by the FDIC.
Capitol's banking subsidiaries which have received a PCAD are as follows as of March 2013 (listed in descending order based on total assets): Michigan Commerce Bank, Bank of Las Vegas, Sunrise Bank of Arizona, Central Arizona Bank, Sunrise Bank of Albuquerque and 1st Commerce Bank.  In addition, on May 10, 2013, each of Sunrise Bank and Pisgah Community Bank were closed by their respective state banking regulator and placed into receivership with the FDIC.  The other banks are striving to develop and implement capital restoration plans which may be acceptable to the FDIC.  Under the PCAD's, each subsidiary bank is required to increase its Tier 1 Leverage Ratio to not less than eight (8) percent.  An additional two subsidiaries are currently involved in proceedings with state regulators regarding their potential closures.
In addition to the above, the FDIC gave notice to many of Capitol's banking subsidiaries in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should be encouraged to arrange a sale, merger or recapitalization such that Capitol no longer controls the banking subsidiary.  The FDIC's encouragement is consistent with Capitol's present Plan.

Capitol's insured depository institution subsidiaries are also subject to cross-guaranty liability under federal law.  This means that if one FDIC-insured depository institution subsidiary of a multi-institution bank holding company fails or requires FDIC assistance, the FDIC may assess "commonly controlled" depository institutions for the estimated losses suffered by the FDIC.  Such liability could have a material adverse effect on the financial condition of any assessed subsidiary institution and on Capitol as the common parent.
If any of Capitol's subsidiary banks' Tier 1 Leverage Ratio were to fall below two percent (2%), the FDIC would be required within ninety (90) days to appoint a receiver or conservator for such bank, or take such other action as it deemed appropriate.  In addition, pursuant to the agreements, no banking subsidiary of Capitol may pay dividends to Capitol.  Since Capitol's subsidiary banks constitute substantially all of Capitol's consolidated assets, the restrictions under the regulatory agreements mean that Capitol's financial health is directly (and virtually solely) dependent upon the financial health of  Capitol's banking subsidiaries.
Capitol's subsidiary banks need additional capital and unless the Plan is confirmed it is unlikely that Capitol will be able to raise sufficient capital required to keep its subsidiary banks from falling into the critically-undercapitalized category.
Unless the Plan is confirmed, Capitol does not expect that it will have, or have access to, sufficient capital to capitalize its subsidiary banks and such banks may be in jeopardy of receivership by the FDIC.
B.	Certain Bankruptcy Law Considerations
Undue Delay in Confirmation May Significantly Impair the Viability of the Debtors
The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could adversely affect the Debtors' operations and continued viability.  If Confirmation does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased Administrative Claims or Professional Claims, and similar expenses.  The Chapter 11 Cases have already been pending considerably longer than anticipated, resulting in substantial Administrative Claims and Professional Claims.  The Debtors cannot sustain these expenses for an indefinite period of time.
Parties in Interest May Object to Classification of Claims and Equity Security Interests
Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a Claim or an Equity Security Interest in a particular Class only if such Claim or Equity Security Interest is substantially similar to the other Claims or Equity Security Interests in such Class.  The Debtors believe that the classification of Claims and Equity Security Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Equity Security Interests, each encompassing Claims or Equity Security Interests, as applicable, that are substantially similar to the other Claims and Equity Security Interests in each such Class.  Nevertheless, there can be no assurance that the Court will reach the same conclusion.
Nonconsensensual Confirmation

In the event that any Impaired Class of Claims or Equity Security Interests does not accept a chapter 11 plan of reorganization, a Court may nevertheless confirm such a plan at the proponent's request if at least one Impaired Class has accepted the plan (with such acceptance being determined without including the vote of any Insider in such Class), and, as to each Impaired Class that has not accepted the Plan, the Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to the rejecting Impaired Classes.  In the event that any Impaired Class of Claims or Equity Security Interests does not accept a chapter 11 plan of reorganization, the Debtors will request such nonconsensual Confirmation in accordance with section 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Court will find the Plan meets the requirements of section 1129(b) of the Bankruptcy Code.
Debtors May Object to Claims Before or After the Effective Date
Except as otherwise provided in the Plan, the Debtors, the Liquidating Trustee and/or the Reorganized Debtors, as applicable, reserve the right to object to the amount or priority status of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim.  Any holder of a Claim that is or becomes subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.
C.	General Risk Factors Regarding the Plan
There is a risk of potential cross-guaranty liability relating to Capitol's banking subsidiaries resulting from recent bank seizures
As FDIC-insured depository institutions, Capitol's banking subsidiaries may be held liable for any loss incurred or expected to be incurred by the FDIC in connection with another FDIC-insured institution under common control with the institution in "default" or "in danger of default." This liability is commonly referred to as "cross-guaranty" liability. A "default" is generally defined as the appointment of a conservator or receiver and "in danger of default" is defined as certain conditions indicating that a default is likely to occur absent regulatory assistance. An FDIC cross-guaranty claim against a depository institution is generally senior in right of payment to claims of the holding company and its affiliates.
On May 10, 2013, each of Sunrise Bank (Georgia) and Pisgah Community Bank were closed by their applicable state regulator and placed into receivership with the FDIC.  In addition, on May 14, 2013, Central Arizona Bank was closed by its state regulator and placed into receivership with the FDIC.  It is likely that the FDIC will experience losses in connection with these failures, and the FDIC could assess such losses against the Corporation's other depository institution subsidiaries.  Such liability would have a material adverse effect on the financial condition of any assessed subsidiary institution and on Capitol as the common parent.  Such liability could also have a material adverse effect on Capitol's ability to emerge from bankruptcy protection.
Debtors Cannot Guarantee What Recovery Will Be Available to Holders of Allowed Claims in Voting Classes

No less than five unknown factors make certainty in recoveries under the Plan impossible: (a) the extent of competitive interest from prospective purchasers of the remaining subsidiary banks; (b) what proceeds from sales of subsidiary banks, if any, the FDIC may permit to be distributed to holders of Allowed Claims; (c) how much money will remain after paying all Allowed Claims that are senior to the Allowed Claims in Voting Classes or unclassified Allowed Claims; (d) the number or amount of Claims in Voting Classes that will ultimately be Allowed; and (e) the number or size of Claims senior to the Claims in the Voting Classes or unclassified Claims that will ultimately be Allowed.
No Legal or Tax Advice is Provided to You by this Disclosure Statement
This Disclosure Statement is not legal advice to you.  The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each holder of a Claim or an Equity Security Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Equity Security Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.
No Admissions Made
The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity or Person (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, holders of Allowed Claims or Equity Security Interests, or any other parties in interest.
Failure to Identify Litigation Claims or Projected Objections
No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Equity Security Interest is, or is not, identified in this Disclosure Statement.  The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may seek to investigate, file, and prosecute Claims and Equity Security Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or Objections to Claims.
No Waiver of Right to Object or Right to Recover Transfers and Assets
The vote by a holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that holder's Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.
Information Was Provided by the Debtors and Was Relied Upon by the Debtors' Advisors
Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.
Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update
The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Court.
No Representations Outside this Disclosure Statement Are Authorized
No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to the counsel for the Debtors, the counsel for the Committee and the United States Trustee.
D.	Liquidation Under Chapter 7
If the Plan cannot be Confirmed, the Debtors' Chapter 11 Cases may be converted to cases under chapter 7 or the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that chapter 7 liquidation would have on the recoveries of holders of Claims and the Debtors' Liquidation Analysis is described herein, infra.

STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN
The following is a brief summary of the Confirmation process.  Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.
The Confirmation Hearing
Section 1128(a) of the Bankruptcy Code provides that the Bankruptcy Court, after notice, may conduct the Confirmation Hearing to consider Confirmation of the Plan.  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.
Confirmation Standards
Among the requirements for the Confirmation of the Plan are that the Plan is accepted by all Impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, if feasible, and is in the "best interests" of holders of Claims and Interests that are Impaired under the Plan.  The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization.  The Debtors believe that the Plan fully complies with the statutory requirements for Confirmation of the Plan listed below.
1.            The proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.
2.            The Plan has been proposed in good faith and not by any means forbidden by law.
3.            Any payment made or to be made by the proponent, by the Debtor, or by a person acquiring property under a Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.
4.            The proponent of the Plan has disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtor, an Affiliate of the Debtor participating in a joint Plan with the Debtor or a successor to the Debtor under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policies.
5.            The proponent of the Plan has disclosed the identity of any Insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such Insider.
6.            With respect to each holder within an Impaired Class of Claims or Interests, each such holder (a) has accepted the Plan, or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

7.            With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan, or (b) is Unimpaired under the Plan (subject to the "cram-down" provisions discussed below).
8.            Except to the extent that the holder of a particular Claim has agreed to a different treatment of such claim, the Plan provides that:
•
With respect to a Claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the Effective Date of the Plan, the holder of the Claim will receive on account of such Claim Cash equal to the Allowed amount of such Claim, unless otherwise agreed;

•
with respect to a Class of Claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a claim of such Class will receive (a) if such Class has accepted the Plan, deferred cash payments of a value, on the Effective Date of the Plan, equal to the Allowed amount of such Claim; or (b) if such Class has not accepted the Plan, Cash on the Effective Date of the Plan equal to the Allowed amount of such Claim; and

•
with respect to a priority tax claim of a kind specified in section 507(a(8) of the Bankruptcy Code, the holder of such Claim will receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim.

9.            If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.
10.            Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.
11.            All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

LIQUIDATION ANALYSIS
Section 1129(a)(7) of the Bankruptcy Code provides that the court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. THE COMPANY'S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL LIQUIDATION OF THE COMPANY'S ASSETS UNDER CHAPTER 7. THIS HYPOTHETICAL ANALYSIS IS NOT INDICATIVE OF THE VALUE OF THE COMPANY'S ONGOING OPERATIONS.
Overview of Liquidation Analysis
Pursuant to Section 1129(a)(7) of the Bankruptcy Code, often called the "best interests test," holders of Allowed Claims must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan's assumed Effective Date, that is not less than the value such non-accepting holders would receive or retain if the Company were to be liquidated under chapter 7 of the Bankruptcy Code.  The Company believes that the Plan meets the "best interest of creditors'' tests of Section 1129(a)(7) of the Bankruptcy Code.  The Company believes that the members of each impaired class will receive under the Plan no less than they would if the Company were liquidated under chapter 7 of the Bankruptcy Code.  The analysis is summarized below.
The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, which would be realized if the Company were to be liquidated in accordance with chapter 7 of the Bankruptcy Code.  Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Company's management, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Company and its management, and upon assumptions with respect to the liquidation decisions that could be subject to change.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE COMPANY WAS, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.
The Liquidation Analysis was prepared by the Company's management based on the Company's balance sheet as of March 31, 2013.  It is also assumed that the liquidation of the Company would commence under the direction of a Court-appointed trustee and continue for six months, during which time all of the Company's major assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors.  In addition, it is assumed that the Company's subsidiary banks would be seized by the FDIC and therefore contribute neither proceeds nor costs to the estate.  Although some assets might be liquidated in less than six months, older assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than six months.  The liquidation period would allow for the sale of assets and wind-down of daily operations.  For certain assets, estimates of the liquidation proceeds were made for each asset individually.  For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through their disposition.  The Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Section 726 of the Bankruptcy Code.  It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount.  Such expenses are in part dependent on the length of time of liquidation.
The Liquidation Analysis necessarily contains an estimate of the amount of Claims that ultimately will become Allowed Claims.  Estimates for various classes of Claims are based solely upon the Company's review of their books and records.  No order or finding has been entered by the Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in the Liquidation Analysis.  In preparing the Liquidation Analysis, the Company has projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan with certain modifications as specifically discussed herein.
Liquidation would likely prompt certain other events to occur, including the rejection of remaining executory contracts and unexpired leases not otherwise assumed.  Such events would likely create a larger number of unsecured creditors and would subject the chapter 7 estimate to additional Claims for the rejection of those contracts under the Bankruptcy Code.  Such Claims would also increase the aggregate amount of unsecured Claims against the Company, perhaps materially, and would dilute any potential recoveries to holders of other unsecured Claims.  No attempt has been made to estimate additional unsecure Claim that may result from such events.
The Liquidation Analysis assumes that there will be no proceeds from recoveries of any potential preferences, fraudulent conveyances or other causes of action.  The Liquidation Analysis also assumes that there will be no priority Claims (others than trustee and professional fees) and no Claims under section 510(b) of the Bankruptcy Code and thus does not include the effect of any such Claims.

Capitol Bancorp Ltd., Debtor
Liquidation Analysis - Parent Company Only
March 31, 2013
(unaudited)

	Book Value at March 31, 2013 (a)		Assumed Liquidation Price (b)	Cash Receipt/Outlay		Net Estimated Remaining Cash (c)	
			(dollars in thousands)				
Assets:							
Cash and Due From Banks (d)	$	1,313	50%	$	650		
Securities, Net (e)		2,334	5%		121		
Loans, Net		255	75%		191		
Investment in and Advances to Subsidiaries (f)		102,086	0%		-		
Premises and Equipment		1,304	25%		326		
Goodwill and Core Deposit Intangibles		-	0%		-		
Income Taxes Receivable (g)		35	100%		35		
Other Assets (h)		2,178	5%		109		
Total Assets	**$**	**109,505**		**$**	**1,433**	$	1,433
Less Estimated Liabilities:							
Wind-down and Chapter 7 Administrative Costs					(500)		
Accrued Professional Fees					(500)		
Other Liabilities (i)					(205,986)		
Total Estimated Liabilities				$	(206,986)		(206,986)
Available to Unsecured Creditors (j)						**$**	**(205,553)**

(a) Book value at March 31, 2013 balances are as reflected in the Parent Company Only ("PCO") regulatory balance sheet as of that date.

(b) Liquidation assumptions reflect estimated current market value expectations.

(c) Reflects estimated cash at March 31, 2013 subsequent to liquidation of assets.

(d) Cash has been adjusted to reflect the possibility of a lower cash level at the time of the transaction than the level stated in the PCO regulatory balance sheet and to reflect disbursements that have occurred in the ordinary course of business since March 31, 2013.

(e) Balance includes investment in Debtor's subsidiaries recorded under the equity method of accounting, including approximately $2.2 million investment in a banking subsidiary which was sold subsequent to March 31, 2013.

(f) Book value of the Debtor's investment in its subsidiaries represents the value recorded in Debtor's general ledger at March 31, 2013. Actual market value may be substantially less; Debtors are not in a position to project potential actual sale or liquidation value. In a chapter 7 liquidation process, in the event the Company does not raise capital, it is anticipated that certain banking subsidiaries may fall below the critical 2% Tier I Leverage ratio, thereby triggering FDIC seizure of those banking subsidiaries and appointment of a receiver, thus bringing liquidation value to Debtor of those assets to $-0-. Such seizure may also result in the assertion of significant cross-guaranty liability claims by the FDIC against remaining subsidiary banks, thus rendering them insolvent with no assets available to unsecured creditors, as well as against Debtor.

(g) Income taxes receivable exclude significant recorded deferred tax asset benefits (approximately $6.4 million), as such benefits are currently offset in total by a corresponding valuation allowance. Future recognition of such tax benefits is dependent upon Debtor achieving certain performance parameters; however, in the event of a Chapter 7 liquidation process, these assets would be deemed unrecoverable.

(h) Other Assets has been adjusted to reflect amounts included in the PCO regulatory balance sheet as prepaid items which were utilized subsequent to March 31, 2013.

(i) Includes principal and accrued interest amounts payable to trust-preferred security and senior note holders.

(j) Does not assume the existence of allowed priority claims that may be asserted by parties including but not limited to taxing authorities and the FDIC. To the extent such claims may exist, cash availability to satisfy claims of unsecured creditors may be lower than what is reflected in this analysis.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT:   (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANIES OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
The following is a summary of certain U.S. federal income tax consequences of the Plan to "U.S. Holders" (as defined below) of certain Claims.  This summary is general in nature and does not discuss all U.S. federal income tax considerations that may be relevant to a U.S. Holder of a Claim in light of its particular circumstances.  This section is based on the tax laws of the U.S., including the Tax Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect.  These laws are subject to change, possibly on a retroactive basis.  These laws are subject to change, possibly on a retroactive basis.  NO REPRESENTATIONS ARE BEING MADE REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION OR IMPLEMENTATION OF THE PLAN AS TO ANY HOLDER OF A CLAIM.  THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL NOT DISAGREE WITH OR WILL NOT CHALLENGE ANY OF THE CONSEQUENCES DESCRIBED HEREIN.
This summary applies to you only if you hold your Claim as a capital asset within the meaning of Section 1221 of the Tax Code (generally, property held for investment).  The tax treatment of each holder will vary depending upon such holder's particular situation, and this discussion does not deal with all aspects of taxation that may be relevant to you in light of your personal investment or tax circumstances.  This section also does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, such as:
•	a dealer in securities or currencies,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a bank,
•	an insurance company,
•	a tax-exempt organization,
•	a person who owns indebtedness of the Company that is a hedge or that is hedged against interest rate risks,

•	a person who owns equity or indebtedness of the Company as part of a straddle or conversion transaction for tax purposes,
•	a U.S. Holder whose functional currency for tax purposes is not the U.S. dollar, or
•	a U.S. expatriate. As used herein, the term "U.S. Holder" means a beneficial owner of a Claim that is, for U.S. federal income tax purposes:
•	a citizen or resident individual of the U.S.,
•	a domestic corporation, or other entity organized in the United States and taxable as a corporation in the United States,
•	an estate the income of which is subject to U.S. federal income tax regardless of its source, or
•	a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
This summary does not address the U.S. federal income tax consequences of the Plan to a beneficial owner of Claims that is not a U.S. Holder or that is a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes).
This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction or tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.
If a partnership holds Claims, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding holds Claims should consult its tax advisor with regard to the U.S. federal income tax treatment of the Plan.
No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.
This discussion does not address the U.S. federal income tax considerations of non-U.S. Holders, who are urged to consult their tax advisors as to the potential U.S. federal income and other tax consequences to them of the Plan.
This discussion does not address the U.S. federal income tax consequences of the Plan in the event that the Toggle Option is undertaken due to the uncertainty regarding the transactions that may occur in connection with any Reorganization pursuant to the Toggle Option.

EACH HOLDER OF CLAIMS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.
Certain U.S. Federal Income Tax Consequences to U.S. Holders Under the Plan in the event that the Toggle Option is not undertaken
Certain U.S. federal income tax consequences of the transactions contemplated by the Plan to holders of Claims in the event that the Toggle Option is not undertaken are set forth below.
In the event that the Toggle Option is not undertaken, the Plan provides for a termination of the Companies' business operations and the liquidation of the Companies' assets.  Holders of Claims will receive distributions according to Article VI of the Plan.  The Companies intend to treat the Distributions as liquidating distributions for U.S. federal income tax purposes and the following discussion assumes such treatment.  Each U.S. Holder of a Claim should recognize gain or loss equal to the excess (if any) of the amount of cash received by the U.S. Holder over the U.S. Holder's adjusted tax basis in its Claim.  Such gains and losses with respect to U.S. Holders of Claims pursuant to the Plan will generally be capital in nature.  Such gains and losses will be long-term gains or long term losses if the U.S. Holder's holding period for the Claim is more than one year at the time of distribution.  The deductibility of capital losses is subject to limitations.
THE TAX CONSEQUENCES TO HOLDERS OF CLAIMS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER.  MOREOVER, THE TAX CONSEQUENCES OF CERTAIN ASPECTS OF THE PLAN MAY BE UNCERTAIN DUE TO, IN SOME CASES, THE LACK OF APPLICABLE LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN THE LAW.  NO RULING HAS BEEN APPLIED FOR OR OBTAINED FROM THE IRS WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN, AND NO OPINION OF COUNSEL HAS BEEN REQUESTED OR OBTAINED BY THE COMPANIES WITH RESPECT THERETO.
THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE OR A TAX OPINION CONCERNING THE MATTERS DESCRIBED HEREIN.  ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISORS REGARDING TH FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE PLAN.

RECOMMENDATION
The Debtors recommend the Plan because it provides for a greater possibility of a distribution to the holders of Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code.  In addition, any alternative other than Confirmation of the Plan could result in extensive delays, increased risk of intervention by the FDIC and increased administrative expenses resulting in smaller distributions to the holders of Claims.  Accordingly, the Debtors recommend that holders of Claims and Interests entitled to vote on the Plan support Confirmation and vote to accept the Plan.

Dated:  Lansing, Michigan
May 16, 2013
CAPITOL BANCORP LTD.

By:
Name:  Cristin K. Reid
Title:  Corporate President

FINANCIAL COMMERCE CORPORATION

By:
Name:  Cristin K. Reid
Title:  Corporate President

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Counsel for CAPITOL BANCORP LTD.
and FINANCIAL COMMERCE CORPORATION

By: /s/ E. Todd Sable
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Joseph R. Sgroi (P68666)
Lawrence A. Lichtman (P35403)
660 Woodward Avenue
 2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Signature Page to
Disclosure Statement For The Joint Liquidating Plan of
 Capitol Bancorp Ltd. And Financial Commerce Corporation